UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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PAE Incorporated

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Notice of 2021

Annual Meeting

of Stockholders

and Proxy Statement

June 17, 2021

April 30, 2021

Dear Fellow Stockholders:

We are pleased to invite you to attend the first annual meeting of stockholders of PAE Incorporated (the “Company” or “PAE”) to be held at 1:00 p.m. Eastern Time on Thursday, June 17, 2021 (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live audio-cast. You will be able to participate in the Annual Meeting, vote online during the Annual Meeting and submit your questions during the Annual Meeting by visiting https://www.cstproxy.com/pae/2021. A Notice of Internet Availability of Proxy Materials, which contains instructions on how to access online our Proxy Statement and our Annual Report for the fiscal year ended December 31, 2020 is first being sent to stockholders on or about May 7, 2021. We urge you to carefully read our proxy materials, which provide important information about the Annual Meeting and will serve as your guide to the business that will be conducted at the Annual Meeting.

2020 was a transformative year for PAE. Following our sale to Gores Holdings III, Inc., a special purpose acquisition company, PAE became a publicly-traded company for the first time in its 65-year history. We immediately put our resilient business model to an unprecedented test as we responded to the emergence of the COVID-19 pandemic. Despite revenue headwinds caused by the pandemic, we increased profitability and delivered strong cash flow from operations. Management was successful in refinancing our debt capital structure, which allowed us to lower our cost of debt and extend debt maturities. This action enabled PAE to acquire two intelligence and national security companies: CENTRA Technology, Inc. and Metis Solutions Corporation, which are intended to serve as catalysts in PAE’s ongoing transition into higher value markets.

Through these strategic acquisitions, we expanded and built scale in intelligence analysis, training and program support – all of which are well-funded market areas for the U.S. government and allied nations. In combination with CENTRA and Metis, we achieved significant breadth and depth across the intelligence and national security communities in capability and customer access, moving PAE from a market participant to one of the market leaders in intelligence mission support services. CENTRA and Metis bring specialized capabilities to PAE’s business that will position the Company to bid a significantly expanded pipeline of opportunities that previously had not been actionable prior to these acquisitions. On the business development front, we enjoyed success in winning multi-billion-dollar enterprise indefinite delivery/indefinite quantity contract vehicles and other contract awards that extend our capabilities into more technically advanced markets.

Furthermore, in 2020 we:

•	Executed our strategy of expanding the business to higher-margin market areas through winning key new business opportunities and further enhancing our contract portfolio.

•

Served on the front lines of the COVID-19 response mission, turning a challenge into an opportunity by providing turnkey COVID-19 response solutions to state and local governments and other organizations during this difficult time.

•	Renewed our commitment to sound environmental, social responsibility and corporate governance practices, integrating ESG policies and processes into our operations.

In our first year as a public company, PAE has established its position in the marketplace. We believe there is a clear path to value creation for our stockholders. The information contained in this Proxy Statement demonstrates our commitment to good corporate governance and tight alignment of our interests with those of our stockholders.

7799 Leesburg Pike, Suite 300 North, Falls Church, Virginia 22043, www.pae.com

Your vote is important. Regardless of whether you plan to participate in the Annual Meeting, we hope you will vote as soon as possible. You may vote by proxy online or by telephone. In addition, if you receive paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction form (if you hold your shares through a broker or bank). Voting online, by telephone, by written proxy or by voting instruction form will ensure your representation at the Annual Meeting regardless of whether you participate in the virtual meeting.

Thank you for your ongoing support of, and continued interest in, PAE.

Sincerely,

/s/ Marshall A. Heinberg	/s/ Charles D. Peiffer

Marshall A. Heinberg	Charles D. Peiffer
Chairman of the Board of Directors	Interim President and Chief Executive Officer

NOTICE OF PAE INCORPORATED’S 2021 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	1:00 p.m. Eastern Daylight Time (EDT) on Thursday, June 17, 2021

Place:	The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) will be conducted exclusively via live audio cast at https://www.cstproxy.com/pae/2021. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person. The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio cast. You will be able to participate in the Annual Meeting online, vote, view the list of stockholders entitled to vote at the Annual Meeting and submit your questions during the Annual Meeting by visiting https://www.cstproxy.com/pae/2021.

Agenda:	You are cordially invited to participate in the virtual Annual Meeting, which will be held to consider and vote upon the following matters:

1. The election of two nominees to serve as Class I directors on the Board of Directors for a term of three years;

2. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2021;

3. A non-binding advisory vote on the compensation paid to the Company’s named executive officers in 2020, as disclosed in the Proxy Statement; and

4. A non-binding, advisory vote on the frequency of future advisory votes to approve named executive officer compensation.

In addition to the foregoing, the Annual Meeting will include the transaction of such other business as may properly come before the meeting, or any adjournment(s), continuation(s), rescheduling(s) or postponement(s) thereof.

The Board of Directors recommends that you vote “FOR” the nominees under Proposal 1, “FOR” Proposals 2 and 3 and “ONE YEAR” for Proposal 4.

Record Date:	Only holders of record of the Company’s common stock on April 27, 2021 will be entitled to vote at the Annual Meeting.

Date of Distribution:	This Proxy Statement and the Notice of Internet Availability of Proxy Materials are first being mailed to stockholders on or about May 7, 2021.

Proxy Voting:	Your vote is important. Whether or not you plan to participate in the Annual Meeting, you should sign, date and return the proxy card in the envelope provided. Returning your executed proxy card will not prohibit you from participating in and voting online during the Annual Meeting.

By Order of the Board of Directors,

/s/ Paul W. Cobb, Jr.

Paul W. Cobb, Jr.

Executive Vice President, General Counsel and Secretary

April 30, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 17, 2021: On or about May 7, 2021, we will begin mailing a notice, called the Notice of Internet Availability of Proxy Materials (the “Notice”), to our stockholders advising them that this Proxy Statement, the 2020 Annual Report and voting instructions can be accessed over the Internet at http://www.cstproxy.com/pae/2021. You may then access these proxy materials online or you may request that a printed copy of the materials be sent to you. If you want to receive a paper or e-mail copy of these proxy materials, you must request one by telephone by calling 917-262-2373, online at http://www.cstproxy.com/pae/2021 or by e-mail to proxy@continentalstock.com. There is no charge to you for requesting a copy.

i

PROXY STATEMENT SUMMARY

This summary highlights certain information contained elsewhere in this Proxy Statement. The summary does not contain all of the information that you should consider, and you should review our Annual Report for the fiscal year ended December 31, 2020 (the “2020 Annual Report”) and the entire Proxy Statement carefully before voting.

Unless the context otherwise requires, (i) the terms “PAE,” “Company,” “we,” “us” and “our” refer to PAE Incorporated and its consolidated subsidiaries, (ii) “our Board” or “the Board” means the Board of Directors of the Company, (iii) “stockholder” means holders of our common stock, and (iv) “you,” “your,” “yours,” or other words of similar import in this Proxy Statement refer to stockholders entitled to vote on the matters to be presented at the Annual Meeting.

Our Business

PAE is a leading, highly diversified, global company that provides a broad range of operational solutions and outsourced services to meet critical and enduring needs of the U.S. Government, other allied governments, international organizations and companies. PAE merges technology with advanced business practices to deliver faster, smarter and more efficiently managed services. Whether clients require high-profile support to operate large U.S. embassies around the world or need technical solutions for programs that monitor bioterrorism agents, PAE delivers for its customers. PAE leverages its scale, over 65 years of experience and its talented global workforce of approximately 20,000 to provide the essential services PAE’s clients need to tackle some of the world’s toughest challenges.

Over PAE’s extensive history, it has delivered mission-critical services to the U.S. Government and international partners. When PAE’s clients need support for critical missions around the globe, PAE has service offerings to meet their requirements in numerous areas, including counter-threat advisory services, training, business process outsourcing, intelligence mission support, intelligence analytics, physical electronic security, test and training range operations, aircraft maintenance, vehicle maintenance, humanitarian and other essential services, stability operations, base operations, lifestyle logistics operations and space development operations.

The Company was originally incorporated in Delaware on October 23, 2017 under the name “Gores Holdings III, Inc.” as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more target businesses. On September 11, 2018, the Company consummated our initial public offering (the “IPO”), following which our shares and warrants began trading on the Nasdaq Stock Market (“Nasdaq”).

On February 10, 2020 (the “Closing Date”), the Company consummated the previously disclosed business combination (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated November 1, 2019, by and among Gores Holdings III, Inc. (“Gores III”), EAP Merger Sub, Inc., EAP Merger Sub II, LLC, Shay Holding Corporation (“Shay”), and Platinum Equity Advisors, LLC (in its capacity as the Stockholder Representative, the “Stockholder Representative”) (the “Merger Agreement”), as more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2020, and the amendment thereto filed on March 11, 2020. In connection with the closing of the Business Combination (the “Closing”), the Company acquired 100% of the stock of Shay (as it existed immediately prior to the Second Merger, as such term is defined in the Merger Agreement) and its subsidiaries, changed our name from “Gores Holdings III, Inc.” to “PAE Incorporated” and changed the trading symbols of our Class A Common Stock and warrants on Nasdaq from “GRSH” and “GRSHW,” to “PAE” and “PAEWW,” respectively.

2021 Annual Meeting of Stockholders

Date and Time:	June 17, 2021 at 1:00 p.m. EDT

Place:	The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) will be conducted exclusively via live audio cast at https://www.cstproxy.com/pae/2021. There will not be a physical location for the Annual Meeting and you will not be able to attend the meeting in person. The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio cast. You will be able to participate in the Annual Meeting online, vote, view the list of stockholders entitled to vote at the Annual Meeting and submit your questions during the Annual Meeting by visiting https://www.cstproxy.com/pae/2021.

Record date:	April 27, 2021

Admission:	Virtual admission to the Annual Meeting is limited to our registered and beneficial stockholders as of the record date and persons holding valid proxies from stockholders. To register for the virtual Annual Meeting, please follow these instructions as applicable based on the nature of your ownership of our Class A Common Stock as set forth on page 8 under the section entitled “Important Information about Annual Meeting and Proxy Procedures.”

Voting Matters and Board Recommendations

Stockholders are being asked to vote on the following matters at the 2021 Annual Meeting of Stockholders:

Proposal	Description	Board’s Voting Recommendation	Page Reference
1	Election of two nominees to serve as Class I directors on the Board for a term of 3 years	FOR the director nominees	14

2	Ratification of appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for fiscal year 2021	FOR	63

3	A non-binding advisory vote on the compensation paid to the Company’s named executive officers in 2020, as disclosed in this Proxy Statement	FOR	64

4	A non-binding advisory vote on the frequency of future advisory votes to approve named executive officer compensation	ONE YEAR	65

How to Vote

Stockholders as of the record date may vote online during the virtual Annual Meeting or vote in advance by submitting a proxy online, by telephone, or by mail as follows:

•	Online during the virtual Annual Meeting and following the instructions provided in the Notice;

•	Online by following the instructions provided in the Notice;

•	If you request printed copies of the proxy materials by mail, by filling out the proxy card included with the materials; or

•	By calling the toll-free number found on the proxy card or the Notice.

Company 2020 Highlights

We are very proud of our accomplishments during our first year as a public company. These include:

•	Served on the front lines of the COVID-19 response mission, providing support to a variety of customers;

•

Successfully executed a debt refinancing that improved our overall cash position and debt maturity profile and which was utilized to fund our growth strategy, including the acquisitions of CENTRA Technology, Inc. and Metis Solutions Corporation;

•	Completed two acquisitions: CENTRA Technology, Inc. and Metis Solutions Corporation; and

•	Continued to execute against our strategy of growing our competitive IDIQ portfolio with recent wins, including MEGA V and GSS 2.0.

Our Board of Directors

The chart below sets forth information regarding our Directors:

Name	Age	Director Since	Occupation	Independent (Y/N)	Committee Memberships
Paul T. Bader	62	2020	Adjunct Professor, Leventhal School of Accounting at the University of Southern California; Former Partner, Ernst & Young LLP	Y	Audit (Chair), Compensation, Nominating and Corporate Governance

Marshall A. Heinberg, Chairman of the Board	64	2020	Managing Director, MAH Associates, LLC	Y	Audit, Compensation, Nominating and Corporate Governance (Chair)

Mary M. Jackson	54	2021	Principal, Desert Rose Navigator, LLC; Vice Admiral, U.S. Navy (Retired)	Y	Audit, Compensation, Nominating and Corporate Governance

John P. Hendrickson	65	2020	Former Partner, McDermott Will & Emery LLP	Y	Audit, Compensation (Chair), Nominating and Corporate Governance

Charles D. Peiffer	65	2021	Interim President and Chief Executive Officer, PAE	N

Louis Samson	48	2020	Partner, Platinum Equity	N

Delara Zarrabi	39	2021	Managing Director, Platinum Equity	N

This year’s director nominees include two current Class I directors: John P. Hendrickson and Mary M. Jackson. Each of Mr. Hendrickson’s and Ms. Jackson’s biographical information is set forth below, along with that of the continuing directors, under “Proposal 1: Election of Class I Directors” beginning on page 14.

Corporate Governance Highlights

Our Board sets high standards for the Company’s employees, officers and directors. Implicit in our philosophy is the importance of sound corporate governance. To fulfill its responsibilities, the Board follows the procedures and standards that are set forth in the Corporate Governance Guidelines, available on the Investor Relations section of the PAE website, https://investors.pae.com/corporate-governance/documents-and-charters. The Corporate Governance Guidelines, the charters of the committees of the Board (each a “Board Committee” and collectively the “Board Committees”) and the Ethics and Compliance Code of Conduct (“Code of Conduct”) are available on the Investor Relations section of the PAE website, https://investors.pae.com/corporate-governance/documents-and-charters.

We are committed to sound corporate governance practices. Our corporate governance practices include the following best practices:

•	The roles of the Chairman of the Board and the Chief Executive Officer are completely separate.

•	All Board Committees are made up entirely of independent directors.

•	Independent directors meet in executive session without management.

•	Our Corporate Governance Guidelines are clear and robust.

•	The Board and the Board Committees complete annual self-evaluations.

•	Board members participate in a Board orientation and continuing education programs.

•	Our Insider Trading Policy prohibits hedging and pledging of PAE’s securities by directors, officers and employees.

•	Our compensation clawback policy provides for recoupment of incentive-based compensation under certain circumstances.

•	Our Nominating and Corporate Governance Committee is required to include qualified candidates having diversity of race, ethnicity, and/or gender in the pool of director candidates.

•	We have a pay-for-performance compensation philosophy.

•	We have stock ownership guidelines for non-employee directors and executive officers.

•	We do not have a stockholder rights plan or “poison pill” in effect.

In addition, the Nominating and Corporate Governance Committee of the Board is charged with the responsibility of periodically reviewing PAE’s Corporate Governance Guidelines and recommending changes to the Board where appropriate.

Executive Compensation Highlights

A key objective of PAE’s compensation program is to enable PAE to attract, motivate and retain highly qualified executive officers by offering competitive compensation. We aim to offer compensation packages that include a mix of base salary and annual- and long-term incentives to be competitive in the marketplace. Additionally, our compensation program is based on a pay-for-performance philosophy, which aims to incentivize our executive officers by linking compensation payout to the financial and operational performance of the Company. We use performance-based, at-risk compensation to align the interests of our executives with that of our stockholders in an effort to create long-term stockholder value. Our compensation program is designed to ensure that our pay mix is meaningful and tied to the executive officers’ impact on the growth and success of our business.

To achieve its compensation objectives, PAE provides executive officers with a total compensation package consisting of the following fixed and variable elements:

Compensation Element	Form of Compensation	Compensation Objective
Base Salary	Cash	Recognize performance of job responsibilities and attract and retain individuals with superior talent

Annual Leadership Incentive Compensation	Cash	Provide short-term incentives to attain financial measures

Long-Term Incentive Compensation	Equity	Promote the maximization of stockholder value by aligning the interests of stockholders and management and reward executives for performance against long-term business goals/performance measures

We believe our compensation philosophy and methodology is governed by high-standard policies and practices.

Our Compensation Best Practices
What We Do:	What We Do Not Do:

✓  Appropriate Pay Mix. Our total compensation approach for our NEOs is weighed heavily on the incentive opportunity that is directly tied to Company performance.

✓  Performance and Financial Reward. We establish targeted metrics with maximum payout caps, to reward our executive officers with the ability to overachieve for both short- and long-term performance-based incentives. We measure individual performance objectives as a multiplier to ensure poor performance is not rewarded, regardless of the Company’s financial achievement.

✓  Stock Ownership Guidelines. We maintain stock ownership guidelines applicable to both executive officers and non-employee directors.

✓  Clawback Policy. We maintain a standalone clawback policy that provides for recovery of both cash and equity compensation under specified circumstances from employees and, in some cases, former employees.

×   No Hedging by Executives or Directors. Under our Insider Trading Policy, we prohibit our Board members and employees, including our executive officers, from hedging the risk associated with ownership of shares of our common stock and other securities, as well as from pledging any of our securities as collateral for a loan.

×   No Tax-Gross Ups for Parachute Payments. We do not provide for tax-gross ups on golden parachute payments to our NEOs in connection with a change in control.

×   No Guaranteed Bonuses. We do not provide guaranteed bonuses.

✓ Fully Independent Compensation Committee. Our executive compensation program is administered by the Compensation Committee, which consists solely of independent directors.

✓ Independent Compensation Consultant Reporting Directly to Compensation Committee. The Compensation Committee utilizes input from an independent compensation consultant.

✓  Annual Compensation Risk Assessment. The Compensation Committee annually conducts a compensation risk assessment to determine whether our executive compensation arrangements, or components thereof, create risks that are reasonably likely to have a material adverse effect on PAE.

For more details on our compensation program, please see our discussion in the Compensation Discussion and Analysis (“CD&A”) beginning on page 34.

Corporate Citizenship Highlights and Human Capital Management

Environmental, Social and Governance Highlights

PAE recognizes that being a good corporate citizen with a commitment to environmental, social and governance (“ESG”) standards is imperative to our operational success. Our ESG highlights and 2020 initiatives included:

•	As of March 31, 2021, 50% of PAE’s C-suite is diverse in terms of race, ethnicity and/or gender.

•	As of March 31, 2021, approximately 45% of PAE employees are racially/ethnically diverse, and approximately 28% are female.

•	The female population at PAE holds leadership roles at a higher percentage of leadership roles as compared to the male population at PAE.

•	Female participation in PAE’s Internship Program increased to 55% in 2020, representing a 30% increase since program implementation.

•	25% of PAE employees are veterans or former military members.

•	PAE has been designated as a military-friendly employer by the Virginia Values Veterans V3 Program, Military.com and MilitaryFriendly.com.

•	PAE participates in military-connected fellowship efforts, such as Hiring our Heroes Corporate Fellowship Program and Military Spouse Fellowship Program.

•	PAE was recognized by the Hispanic/Latino Professionals Association as one of America’s best places to work for Hispanics and Latinos.

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PAE donated laptops and various school supplies to Bridges Public Charter School and Social Justice School in Washington, D.C. to promote the education of local children and alleviate financial strains experienced by local families due to the COVID-19 pandemic.

•	PAE supports and contributes financially to the Mt. Carmel Veteran’s Service Center and YMCA in Colorado Springs, Colorado.

•	PAE sponsored the Guam Post of the Society of Military Engineers’ scholarship event.

•	PAE contributed to the American Red Cross for disaster relief efforts through a year-round matching gift program.

•

PAE supported nonprofit organizations and charities that align with our core values and the interests of our employees, including the Tragedy Assistance Program for Survivors, the Military Child Education Coalition and the National Veterans Wellness & Healing Center.

•	More than 50% of PAE’s subcontracts are awarded to small businesses. This includes awards to small, disadvantaged businesses.

•	Across the organization, PAE maintained 6 active mentor-protégé agreements with small businesses through various mentor-protégé programs.

•	100% of PAE employees completed mandatory annual ethics and compliance training.

•	All new employees acknowledged commitment to the Code of Conduct at the start of their employment, and all employees reaffirmed their commitment to the Code on an annual basis.

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PAE convened safety councils to support the development of safe work practices, promote employees’ interests in health and safety issues and bring employee representatives together for safety-related discussions.

•

PAE conducted trainings for employees on proper disposal of hazardous waste. Our employees participate in initiatives such as an e-waste recycling project, Safe & Sound Week through the U.S. Department of Labor, local training events and Forklift Safety Day through the Industrial Truck Association.

•

PAE adopted guidelines that require the Nominating and Corporate Governance Committee, when evaluating director candidates, to include qualified director candidates having diversity of race, ethnicity, and/or gender in the pool of candidates to be considered by the Nominating and Corporate Governance Committee for recommendation to the Board.

Our 2020 Environmental, Social, and Governance Report, available on the Investor Relations portion of our website, www.investors.pae.com, further describes our ESG efforts.

Stockholder Engagement

We welcome feedback and value regular dialogue with our stockholders. We expect to continue to engage with our stockholders prior to the Annual Meeting and, as a matter of policy and practice, foster and encourage engagement with our stockholders on an ongoing basis.

Human Capital Management

PAE recognizes that its workforce of approximately 20,000 across approximately 60 countries on all seven continents is critical to the success of the organization. Accordingly, we adopt programs and policies that aim to improve the well-being and livelihoods of our most valued resource—our people:

•	Employee Health and Safety: PAE’s policies make clear that the health and safety of our employees are the first line of defense against hazardous environmental and safety impacts.

•

Diversity and Inclusion: PAE’s diverse workforce comprises individuals who represent a wide spectrum of ages, ethnicities, religions and races; we strive to increase our diverse footprint with targeted recruitment campaigns, employee development, talent analytics and retention strategies.

•	Health and Wellness: PAE offers a robust suite of services, programs and initiatives to support employee health and wellness.

•

Professional Development: PAE’s Learning and Development Team strategizes corporate and individualized training needs with management and functional leads and utilizes a variety of tools and training mechanisms to ensure that employees receive access to training programs relevant to their professional development.

IMPORTANT INFORMATION ABOUT ANNUAL MEETING AND PROXY PROCEDURES

The Board is soliciting proxies to be used at the Annual Meeting of Stockholders to be held on Thursday, June 17, 2021, beginning at 1:00 p.m. (EDT). The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio cast at https://www.cstproxy.com/pae/2021. You will be able to participate in the Annual Meeting online, vote, view the list of stockholders entitled to vote at the Annual Meeting and submit your questions during the Annual Meeting by visiting https://www.cstproxy.com/pae/2021.

Why am I receiving these proxy materials?

You have received these proxy materials because our Board is soliciting your proxy to vote your shares at the Annual Meeting. As a stockholder, you are invited to participate in the Annual Meeting by virtual attendance and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under SEC rules and describes issues on which we would like you to vote at our Annual Meeting. It also gives you information on these issues so that you can make an informed voting decision. The proxy materials include our Proxy Statement for the Annual Meeting, our Annual Report to stockholders and the proxy card, or a voting instruction form, for the Annual Meeting.

Our Board has made this Proxy Statement and proxy card available to you online because you own shares of Class A Common Stock of the Company.

If you submit a proxy online, by calling or by signing and returning the proxy card, you will appoint Charles D. Peiffer and Paul W. Cobb, Jr. (with full power of substitution) as your representatives at the annual meeting. Each of Messrs. Peiffer and Cobb will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with his or her best judgment. By submitting a proxy, you can ensure your shares will be voted whether or not you virtually attend the Annual Meeting. Even if you plan to virtually attend the Annual Meeting, we encourage you to submit a proxy in advance online, by calling or by signing and returning your proxy card. If you vote online or by calling, you do not need to return your proxy card.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to the “Notice and Access” rules adopted by the SEC, we have elected to provide access to our proxy materials online at https://www.cstproxy.com/pae/2021. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials online or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by submitting a request in writing to our Executive Vice President, General Counsel & Secretary at 7799 Leesburg Pike, Suite 300 North, Falls Church, Virginia 22043. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact and the cost of the Annual Meeting.

How can I virtually participate in the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively via live audio cast on Thursday, June 17, 2021. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the Record Date (as defined below) or if you hold a valid proxy for the Annual Meeting.

You will be able to participate in the virtual Annual Meeting, vote online during the Annual Meeting, view the list of stockholders and submit your questions during the Annual Meeting by visiting https://www.cstproxy.com/pae/2021.

To register for the virtual meeting, please follow these instructions as applicable to the nature of your ownership of our Class A Common Stock.

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If your shares are registered in your name with our transfer agent and you wish to participate in the online-only virtual meeting, go to https://www.cstproxy.com/pae/2021, enter the control number you received on your proxy card and click on the “Click here” to preregister for the online meeting link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required to attend.

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Beneficial stockholders who wish to participate in the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and email a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who timely email a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting our transfer agent, a beneficial holder will receive an email prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact our transfer agent at least five business days prior to the meeting date.

How do I access the virtual meeting website?

You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer & Trust Company at the phone number or email address below. Beneficial owners who hold shares through a bank, broker or other nominee will need to contact them and obtain a legal proxy. Once you have your legal proxy, contact Continental Stock Transfer & Trust Company to have a control number generated. Contact Continental Stock Transfer & Trust Company at 917-262-2373, or at proxy@continentalstock.com.

Why a virtual meeting?

We are pleased to utilize the virtual stockholder meeting technology to (i) provide ready access and cost savings for our stockholders and the Company, and (ii) to promote social distancing pursuant to guidance provided by the Center for Disease Control due to COVID-19. The virtual meeting format allows attendance from any location in the world.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing or participating in the virtual Annual Meeting. If you encounter any difficulties accessing or participating in the virtual Annual Meeting during the check-in or meeting time, please call 917-262-2373.

Who is entitled to vote at the annual meeting?

Holders of the Company’s Class A Common Stock are entitled to vote at the Annual Meeting. The Board has established the record date for the Annual Meeting as April 27, 2021 (the “Record Date”). Only holders of record of the Company’s Class A Common Stock on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

A quorum of stockholders is necessary to transact business at the Annual Meeting. A quorum will be present if a majority of the outstanding shares of the Company’s Class A Common Stock, as of the close of business on the Record Date, are represented by stockholders present by virtual attendance or by proxy. At the close of business on the Record Date, there were 93,069,815 shares of Class A Common Stock outstanding and entitled to vote. Abstentions and broker non-votes will count as present in determining whether there is a quorum.

How many shares may I vote?

On April 27, 2021, 93,069,815 shares of our Class A Common Stock were outstanding. Each share of Class A Common Stock is entitled to one vote, and stockholders do not have the right to cumulate their votes for the election of directors.

What am I voting on and what are the Board’s recommendations?

Proposal	Description	Board’s Voting Recommendation	Page Reference
1	Election of two nominees to serve as Class I directors on the Board for a term of 3 years	FOR the director nominees	14

2	Ratification of appointment of EY as the Company’s independent registered public accounting firm for fiscal year 2021	FOR	63

3	A non-binding advisory vote on the compensation paid to the Company’s named executive officers in 2020, as disclosed in this Proxy Statement	FOR	64

4	A non-binding advisory vote on the frequency of future advisory votes to approve named executive officer compensation.	ONE YEAR	65

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered a “stockholder of record” with respect to those shares. In this case, we mailed the proxy materials and our 2020 Annual Report or Notice of Internet Availability of Proxy Materials to you directly.

If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares, which are held in “street name.” In this case, the proxy materials and our 2020 Annual Report were forwarded to you by your broker or bank. As the beneficial owner, you have the right to direct your broker or bank how to vote your shares by following the voting instructions included in the mailing.

What is the procedure for voting?

If you were a holder of record of our common stock on the Record Date, you may vote online during the Annual Meeting or any adjournment thereof by accessing https://www.cstproxy.com/pae/2021, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided in accordance with the instructions set forth on the enclosed proxy card.

If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided to you by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly represented and voted at the meeting. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to participate in the virtual Annual Meeting and vote online during the Annual Meeting, obtain a legal proxy from your broker, bank or nominee and timely email a copy (a legible photograph is sufficient) of your legal proxy to proxy@continentalstock.com.

Can I revoke my proxy?

You may revoke your proxy before it is voted at the Annual Meeting by delivering a signed revocation letter to the Executive Vice President, General Counsel & Secretary of the Company at 7799 Leesburg Pike, Suite

300 North, Falls Church, Virginia 22043 or by submitting a new proxy, dated later than your first proxy, in one of the ways described in the answer to the previous question. If you are participating in the virtual Annual Meeting and have previously mailed your proxy card, you may revoke your proxy by voting online during the Annual Meeting.

Can other matters be decided at the Annual Meeting?

The Board is not aware of any other matters to be presented at the Annual Meeting. If any other matter proper for action at the Annual Meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the Annual Meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

What if I am a stockholder of record and do not provide voting instructions when returning a proxy?

Stockholders should specify their choice for each matter on the proxy card. Proxies that are signed and returned but do not contain voting instructions will be voted:

•	“FOR” the election of two nominees to serve as Class I directors on the Board for a term of three years;

•	“FOR” the ratification of the appointment of EY as the Company’s independent registered public accounting firm for fiscal year 2021;

•	“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers in 2020; and

•	“ONE YEAR” for the frequency of future advisory votes to approve executive compensation.

What if I am a beneficial owner and do not give voting instructions to my broker?

If the beneficial owner does not provide voting instructions, banks and brokerage firms cannot vote the shares with respect to “non-routine” matters but can vote the shares with respect to “routine” matters. “Broker non-votes” occur when a beneficial owner of shares held in street name fails to provide instructions to the bank or brokerage firm holding the shares as to how to vote on matters deemed “non-routine.” Proposal 2 (the ratification of the selection of our independent registered public accounting firm) is a “routine” matter. Because Proposal 2 is deemed a routine matter, a nominee holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner.

Proposal 1 (the election of Class I directors), Proposal 3 (approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers for 2020) and Proposal 4 (frequency of future advisory votes to approve executive compensation) are “non-routine” matters, and banks and brokerage firms cannot vote your shares on such proposals if you have not given voting instructions.

What are the required votes for each proposal and how are abstentions and broker non-votes counted?

Proposal 1 — Election of Class I Directors

Directors are elected by a plurality of the votes cast at the Annual Meeting. This means that the individuals receiving the highest number of shares voted “FOR” their election will be elected as a director. Withhold and broker non-votes will have no effect on Proposal 1.

Proposal 2 — Ratification of the Selection of EY

The affirmative vote of a majority of shares of our Class A Common Stock, present by virtual attendance or represented by proxy at the Annual Meeting and entitled to vote thereon, is required to ratify the appointment of our independent registered public accounting firm. This means that of the shares represented at the Annual Meeting and entitled to vote, a majority of such shares must be voted “FOR” Proposal 2 for it to be approved. An abstention is treated as present and entitled to vote and therefore has the effect of a vote “against” ratification of the independent registered public accounting firm. Because Proposal 2 is deemed a routine matter, a nominee holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner. Broker non-votes, if any, will have no effect on Proposal 2.

Proposal 3 — Advisory Vote on Compensation Paid to Named Executive Officers in 2020

The non-binding advisory vote to approve the 2020 named executive officer compensation, as reported in this Proxy Statement, will be determined by the affirmative vote of a majority of shares of our Class A Common Stock present by virtual attendance or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions have the effect of a vote against Proposal 3; broker non-votes will have no effect on Proposal 3.

Proposal 4 — Advisory Vote on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

The non-binding advisory vote on the frequency of future advisory votes to approve named executive officer compensation will be determined by the affirmative vote of a majority of shares of our Class A Common Stock present by virtual attendance or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions have the effect of a vote against Proposal 4; broker non-votes will have no effect on Proposal 4.

Who will count the votes?

A representative from Continental Stock Transfer & Trust Company will tabulate the votes for the Annual Meeting.

Who will bear the costs of soliciting votes for the annual meeting?

We will bear all costs of soliciting proxies. Pursuant to rules adopted by the SEC, we have elected to deliver a Notice of Internet Availability of Proxy Materials to stockholders and provide Internet access to those proxy materials. Stockholders may obtain paper copies of the proxy materials free of charge by following the instructions provided in the Notice of Internet Availability of Proxy Materials.

When will the Company announce the voting results?

The Company will report the final results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC.

Can I receive a copy of the 2020 Annual Report?

The Company’s Annual Report for the fiscal year ended December 31, 2020 is being furnished concurrently with this Proxy Statement to persons who were stockholders of record as of April 27, 2021, the Record Date for the Annual Meeting.

What is “householding” and how does it affect me?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions are receiving only one copy of our 2020 Annual Report and this Proxy Statement. This reduces the volume of duplicate information received at your household and helps to reduce costs. If you would like to have additional copies of these documents mailed to you, if you want to receive separate copies of the Proxy Statement, 2020 Annual Report or Notice of Internet Availability of Proxy Materials in the future or if you are receiving multiple copies and would like to receive only one copy per household, you should contact proxy@continentalstock.com.

How do I submit a proposal or director nomination for consideration at the annual of meeting of stockholders in 2022?

Bylaws Advance Notice Deadline for Submission of Stockholder Proposals and Director Nominations

Pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”), for notice of stockholder proposals submitted outside of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and director nominations intended to be brought before the 2022 Annual Meeting of Stockholders to be timely, they must be received not earlier than the opening of business on January 28, 2022 and not later than the close of business on February 27, 2022. Any such stockholder proposals and director nominations must be directed to the Company’s Executive Vice President, General Counsel & Secretary at our corporate offices at PAE Incorporated, 7799 Leesburg Pike, Suite 300 North, Falls Church, Virginia 22043. Such stockholder proposals and director nominations must also comply with the advance notice provisions contained in Sections 2.7 and 3.2 of the Company’s Bylaws.

Rule 14a-8 Deadline for the Submission of Stockholder Proposals

To be considered for inclusion in next year’s proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act and acted upon at the 2022 Annual Meeting of Stockholders, stockholder proposals must be received no later than December 17, 2021. Such proposals must be directed to the Company’s Executive Vice President, General Counsel & Secretary at our corporate offices at PAE Incorporated, 7799 Leesburg Pike, Suite 300 North, Falls Church, Virginia 22043. Such stockholder proposals must also comply with Rule 14a-8 of the Exchange Act.

Discretionary Authority Pursuant to Rule 14a-4(c) of the Exchange Act

If a stockholder who wishes to present a proposal before the 2022 Annual Meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required dates indicated above for the receipt of advance notices of stockholder proposals and proposed director nominations, the proxies that our Board solicits for the 2022 Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules, including Rule 14a-4(c) of the Exchange Act.

PROPOSAL 1: ELECTION OF CLASS I DIRECTORS

Board Structure

Our Board of Directors currently consists of seven members. In accordance with our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), our Board is divided into three classes with staggered terms. Our current directors are divided among the three classes as follows:

•	the Class I directors are John P. Hendrickson and Mary M. Jackson and their terms will expire at the Annual Meeting;

•	the Class II directors are Paul T. Bader and Charles D. Peiffer, and their terms will expire at the annual meeting of stockholders to be held in 2022; and

•	the Class III directors are Marshall A. Heinberg, Louis Samson and Delara Zarrabi and their terms will expire at the annual meeting of stockholders to be held in 2023.

Any increase or decrease in the number of directors will be distributed among the three classes as nearly equal as possible.

Class I Election

The nominees for election as Class I directors are listed below. If elected, the nominees for election as Class I directors will serve for a term of three years and until their successors are elected and qualified. Unless you instruct us on the proxy card to vote differently, we will vote signed, returned proxies “FOR” the election of such nominees. If for any reason the nominees cannot or will not serve as a director, we may vote such proxies for the election of a substitute nominee designated by the Board.

Information About our Nominees for Director

To be elected, a nominee must receive a plurality of the votes cast. The Nominating and Corporate Governance Committee and the Board believe that the Class I Nominees bring a strong and diverse set of skills and experiences to the Company, including significant management, legal, government service, and compensation experience, that strengthen our Board’s independent leadership and effectiveness with respect to our business and long-term strategy. The Class I Nominees are as follows:

John P. Hendrickson (Class I) Age: 65 Director since: 2020 Committees: Audit, Compensation (Chair), Nominating and Corporate Governance

John P. Hendrickson is a retired partner of McDermott Will & Emery where he practiced in the areas of employee benefits and executive compensation for 37 years until his retirement in 2018. While at McDermott, Mr. Hendrickson also served as the head of the Employee Benefit and European Practice Group, served on the Management, Executive and Compensation Committees and chaired the Compensation Committee from 2008 through 2016. He is a graduate of South Dakota State University and Notre Dame Law School and serves on the Notre Dame Law School Advisory Council.

Mr. Hendrickson is qualified to serve as a director based on his extensive experience counseling public companies on executive compensation and other employment matters.

Mary M. Jackson (Class I) Age: 54 Director since: 2021 Committees: Audit, Compensation, Nominating and Corporate Governance

Vice Admiral Jackson retired in July 2020 after over three decades of service in the United States Navy and is currently a Principal of Desert Rose Navigator, LLC, where she provides advisory services. Admiral Jackson began her career in 1988 as a Surface Warfare Officer serving on and off Navy warships and achieved command of USS McFAUL (DDG 74), an Arleigh Burke class destroyer. Admiral Jackson subsequently commanded the Navy’s largest Navy base, Naval Station Norfolk, where she oversaw operational and service industries while managing the Navy’s relationship with local agencies, surrounding communities, and national media. Upon selection as a Flag Officer, Admiral Jackson served as Commander, Navy Region Southeast and ultimately as Commander, Navy Installations Command, where she was accountable for all Navy installations worldwide. In addition, Admiral Jackson advised the Chief of Naval Operations and the Secretary of the Navy on strategy related to infrastructure, shore resiliency, and diversity and inclusion. Admiral Jackson holds a Bachelor’s degree in Physics (Oceanography emphasis) from the United States Naval Academy and a Master of Engineering Management from George Washington University.

Admiral Jackson is qualified to serve as a director due to her extensive government and management experience.

The Board of Directors recommends a vote FOR the Class I nominees.

CONTINUING DIRECTORS

The five directors whose terms will continue after the Annual Meeting and will expire at the 2022 annual meeting (Class II) or the 2023 annual meeting (Class III) are listed below.

Paul T. Bader (Class II) Age: 62 Director since: 2020 Committees: Audit (Chair), Compensation, Nominating and Corporate Governance

Mr. Bader has served as an adjunct professor at the Leventhal School of Accounting at the University of Southern California since January 2018. He was a partner in the New York office of Ernst & Young LLP from 1993 until his retirement in 2016. Mr. Bader held several roles at EY over the course of his career, including Partner in Charge of the NY International Tax Practice, Managing Partner of the NY Tax Practice, Managing Partner of Metro NY area, Vice Chair of the Americas M&A practice, Americas Private Equity practice and the Americas Director of Strategy. Mr. Bader spent the last seven years of his career at EY consulting with digital media companies on their global operations. Mr. Bader currently serves on the board of directors of the publicly-traded company Custom Truck One Source, Inc. (Ticker: CTOS), and he has also served on the board of Key Energy Services, Inc. (Ticker: KEGX). He has also served as a director of Interior Logic Group (ILG), Carnegie Hall, the Citizens Budget Commission and the American Red Cross. Mr. Bader received his B.S. in accounting and his M.A. in taxation from the University of Southern California.

Mr. Bader is qualified to serve as a director due to his accounting expertise and significant experience advising public companies on accounting and financial reporting matters.

Marshall A. Heinberg (Class III) Age: 64 Director and Chairman of the Board since: 2020 Committees: Audit, Compensation, Nominating and Corporate Governance (Chair)

Mr. Heinberg is the founder of, and since 2012 has served as Managing Director of, MAH Associates, LLC, which provides strategic advisory and consulting services to various companies. Mr. Heinberg served as Senior Advisor to Burford Capital, a litigation finance company, until July 2020. Further, he has served as Chairman of the board of directors of Ecology and Environment, Inc. (“EEI”), a subsidiary of WSP Global, Inc. (“WSP”), since April 2017, and served as Executive Chairman from September 2018 until WSP completed its acquisition of EEI on December 31, 2019. Mr. Heinberg began his investment banking career in 1987 in the Corporate Finance Division of Oppenheimer & Co. Inc. (“Oppenheimer”), which was acquired by the Canadian Imperial Bank of Commerce, or CIBC, in 1997. He served as Head of the Investment Banking Department and as a Senior Managing Director of Oppenheimer from 2008 until July 2012, and as the Head of U.S. Investment Banking at CIBC World Markets from 2001 until 2008. Mr. Heinberg currently serves on the board of directors of the publicly-traded companies ChannelAdvisor Corporation (Ticker: ECOM) and Galmed Pharmaceuticals Ltd. (Ticker: GLMD) and is chairman of the board of directors of Custom Truck One Source, Inc. (Ticker: CTOS), and previously was a director of Universal Biosensors, Inc. (Ticker: ASX:UBI). He also serves on the Board of Directors of Union Carbide Corporation, a subsidiary of The Dow Chemical Company. Mr. Heinberg received a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania and a J.D. from Fordham Law School.

Mr. Heinberg is qualified to serve as a director due to his significant experience serving on the boards of public companies and knowledge of global capital markets.

Charles D. Peiffer (Class II) Age: 65 Director since: 2021 Committees: None

Mr. Peiffer has served as the Interim President and Chief Executive Officer of PAE since March 2021 and Executive Vice President and Chief Financial Officer of PAE since 2014. Prior to joining PAE, Mr. Peiffer served as the Senior Vice President and CFO at IAP Worldwide Services Inc. from 2009 to 2014, a leading provider of facility management, contingency support, power solutions and technical services. Prior to his position at IAP, Mr. Peiffer served as Vice President of Finance and CFO from 2003 to 2009 at Fluid Technologies, an operating segment of ITT, Inc., a specialty component producer for the aerospace, transportation, energy and industrial markets. In addition, Mr. Peiffer has held financial leadership roles at Avaya Communications, Lucent Technologies, AlliedSignal, Lockheed Martin, Martin Marietta and General Electric. Mr. Peiffer earned his Master’s degree in Banking and Finance from Saint Joseph’s University and his Bachelor’s degree in Business and Accounting from Philadelphia University.

Mr. Peiffer is qualified to serve as a director due to his extensive management, financial and operational experience as well as significant background and leadership in the government services sector.

Louis Samson (Class III) Age: 48 Director since: 2020 Committees: None

Mr. Samson is a Partner at Platinum Equity, where he leads its New York-, Greenwich- and London-based investment teams, manages the operations of those offices and is a member of Platinum Equity’s Investment Committee. Mr. Samson joined Platinum Equity in 2007. He oversees M&A transactions executed by his teams and, together with Platinum Equity’s Operations Team, also provides oversight to portfolio companies following their acquisition. Prior to joining Platinum Equity, Mr. Samson was a Managing Director in the Mergers & Acquisitions Group at CIBC World Markets, the investment banking subsidiary of the Canadian Imperial Bank of Commerce. Prior to his role at CIBC World Markets, Mr. Samson was a Mergers & Acquisitions attorney at Stikeman Elliot LLP, a Canadian law firm. Mr. Samson currently serves on the board of directors of the publicly-traded company Custom Truck One Source, Inc. (Ticker: CTOS). Mr. Samson is a graduate of Ottawa University Law School and Le Petit Seminaire de Quebec College.

Mr. Samson is qualified to serve as a director due to his extensive corporate finance, banking and private equity experience.

Mr. Samson was nominated to serve on the Company’s Board by PE Shay Holdings, LLC, a Delaware limited liability company (the “Platinum Stockholder”) pursuant to the terms of the Investor Rights Agreement (as defined below). For additional information regarding the Investor Rights Agreement, see page 32.

Delara Zarrabi (Class III) Age: 39 Director since: 2021 Committees: None

Ms. Zarrabi is a Managing Director at Platinum Equity, where she is a senior investment professional based in Greenwich, CT. Ms. Zarrabi joined Platinum Equity in 2013. Prior to joining Platinum Equity, Ms. Zarrabi was a Principal at Paine & Partners, a middle-market private equity firm. Prior to her role at Paine & Partners, Ms. Zarrabi was an investment banking analyst in the Mergers & Acquisitions group at CIBC World Markets, the investment banking subsidiary of the Canadian Imperial Bank of Commerce.

Ms. Zarrabi is qualified to serve as a director due to her extensive corporate finance, banking and private equity experience.

Ms. Zarrabi was nominated to serve on the Company’s Board by the Platinum Stockholder pursuant to the terms of the Investor Rights Agreement (as defined below). For additional information regarding the Investor Rights Agreement, see page 32.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Information about our four executive officers who are not directors is set forth below.

Charles A. Anderson Age: 62	Mr. Anderson has served as the President of PAE’s Global Mission Services business unit since January 2018. Mr. Anderson also served as the President of PAE’s Technical Services business unit in 2017. Before joining PAE, Mr. Anderson served as the Senior Vice President of Facility and Logistics Services at Vectrus, Inc. (Ticker: VEC), a global government services company, from 2014 to 2017. Prior to this role at Vectrus, Inc., Mr. Anderson served as the Vice President and General Manager in the Mission Systems division of Exelis Inc., a global aerospace, defense, information and services company. Mr. Anderson retired from the United States Army in February 2012 at the rank of Major General after 32 years of service. In his last active duty role, he served as the Commanding General of Division West at Fort Hood, Texas. Mr. Anderson earned a Bachelor’s degree from the U.S. Military Academy at West Point, as well as Master’s degrees in Strategic Studies from the U.S. Army War College, business administration from Long Island University, physical education from Indiana University and systems management from the University of Southern California.

Paul W. Cobb, Jr. Age: 56	Mr. Cobb currently serves as the Executive Vice President, General Counsel and Secretary of PAE. Prior to joining PAE in 2012, Mr. Cobb served as the Deputy General Counsel of BAE Systems, Inc. between 2004 and 2012, and as the Deputy General Counsel (Legal Counsel) of the Department of Defense between 2001 and 2004. Before his service with the Department of Defense, Mr. Cobb was a partner in the Washington, D.C. office of Jenner & Block LLP, an international law firm. Mr. Cobb was the Judicial Fellow at the Administrative Office of the United States Courts from 1995 to 1996. Between 1991 and 1995, he served on active duty in the United States Army as an attorney in the Army General Counsel’s office. Mr. Cobb began his legal career as a law clerk for the Hon. Thomas A. Clark of the United States Court of Appeals for the Eleventh Circuit in Atlanta, Georgia. Mr. Cobb graduated from Yale Law School and is a summa cum laude graduate of Duke University, which he attended on an Army R.O.T.C. scholarship. He is a member of the board of directors of Blue Star Families, Inc., a non-profit corporation that provides support to families of U.S. military personnel.

Rene Moline Age: 59	Mr. Moline joined PAE in June 2017 and has served as the President of PAE’s National Security Solutions business unit since January 2018. Prior to joining PAE, Mr. Moline served as Senior Vice President of Information Technology and Network Communication Services of Vectrus, Inc. (Ticker: VEC), a global government services company from 2015 to 2017. Prior to his role at Vectrus, Inc., Mr. Moline served as Vice President and General Manager of the Department of Defense programs of the Harris IT Services division at Harris Corporation. He joined Harris Corporation through the acquisition of Multimax, Inc. in 2007 as the executive leader of the Navy and U.S. Marine Corps programs. Mr. Moline graduated from the University of Richmond with a Bachelor’s degree in economics and holds a Master of Business Administration degree from Virginia Polytechnic Institute and State University.

Patricia M.C. Munchel Age: 46	Ms. Munchel joined PAE in September 2014 as the Vice President of Talent Management and Human Resources, a position she held until December 2014. She currently serves as the company’s Executive Vice President and Chief Human Resources Officer, a position she’s held since January 2015. Prior to joining PAE, Ms. Munchel served as an executive human resources leader at Harris Corporation, a technology and defense contractor and information technology services provider, from 2007 to 2014. During her tenure at Harris Corporation, Ms. Munchel also served as the division human resources leader for Harris IT Services and the Department of Defense business unit. Ms. Munchel joined Harris Corporation in 2007 through the acquisition of Multimax, Inc., a computer software and packaging services company, where she was the Director of Human Resources from 2004 to 2007. Prior to that, Ms. Munchel held senior human resources leadership roles for eight years with Science Applications International Corporation (Ticker: SAIC), MCI WorldCom and UUNET. Ms. Munchel earned her Bachelor’s degree from James Madison University with continued graduate studies at the University of Virginia. She previously served on the board of advisors for James Madison University’s School of Liberal Arts and Social Sciences.

CORPORATE GOVERNANCE AND GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Leadership Structure

Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide effective oversight of management. Our Bylaws permit the roles of the Chairman of the Board and the Chief Executive Officer (the “CEO”) to be held by the same person. Our Board currently believes that our existing leadership structure of separate roles of Chairman and CEO is effective, provides the appropriate balance of authority between independent and non-independent directors and achieves the optimal governance model for us and for our stockholders.

Mr. Heinberg serves as our Chairman of the Board. Pursuant to the Investors Rights Agreement, for so long as the Platinum Stockholder has the right to nominate a director, it also has the right to designate the Chairman of the Board. Accordingly, the Platinum Stockholder designated Mr. Heinberg as our Chairman in February 2020. For additional information regarding the Investor Rights Agreement, see page 32.

Board Independence

Our securities are listed on the Nasdaq and, as set forth in our Corporate Governance Guidelines, we use the standards of “independence” prescribed by Nasdaq requirements. Under Nasdaq rules, a majority of a listed company’s board of directors must be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit committee and compensation committee be independent and satisfy additional independence criteria set forth in Rules 10A-3 and 10C-1, respectively, under the Exchange Act. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Annually, each member of the Board is required to complete a questionnaire designed in part to provide information to assist the Board in determining if the director is independent under the Nasdaq rules. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined that the following directors are independent and have no material relationship with the Company: Messrs. Bader, Heinberg and Hendrickson and Ms. Jackson. Our Board has determined that Messrs. Peiffer and Samson and Ms. Zarrabi do not qualify as “independent” under the Nasdaq rules.

All of the Board Committees are comprised of independent directors.

Family Relationships

There are no conflicting family relationships among our executive officers and directors.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines. The Nominating and Corporate Governance Committee is responsible for reviewing and recommending to the Board any changes to these guidelines as they deem appropriate and in the best interests of the Company and its stockholders or as required by applicable laws or regulations. The Corporate Governance Guidelines are available without charge on the Investor Relations portion of our website, www.investors.pae.com.

Code of Conduct

We have adopted a written Code of Conduct that applies to our employees, directors and executive officers of the Company and its wholly- or majority-owned affiliates, subsidiaries and joint ventures. In addition, we have adopted a Third Party Code of Conduct that applies to third parties with whom we do business, including our partners, suppliers, subcontractors, consultants and joint ventures. We have posted current copies of these codes on our website, www.pae.com. Any waiver of the Code of Conduct for executive officers or directors must be approved by the Board. We are committed to ensuring that waivers are not granted except when they are truly necessary and warranted. In the event that we amend or waive certain provisions of our Code of Conduct applicable to our principal executive officer, principal financial officer or principal accounting officer or controller that require disclosure under applicable SEC rules, we will disclose the same on our website.

Corporate Citizenship and Human Capital Management

Environmental, Social and Governance

PAE recognizes the protection of the environment and the safety of our employees as imperative to our operational success. In addition to reducing the number of safety incidents occurring at program sites, we also participate in initiatives that aim to reduce our carbon footprint around the world. Throughout the year, employees participate in initiatives such as an e-waste recycling project, Safe and Sound Week through the U.S. Department of Labor, local training events and Forklift Safety Day through the Industrial Truck Association. In addition, PAE has continued pollution prevention initiatives and a recurring training program for employees on proper disposal of hazardous waste.

PAE prides itself on being a socially responsible corporate citizen. PAE demonstrates its social responsibility in multiple ways, including through the following:

•	a strong ethics program;

•	anti-retaliation and anti-corruption policies;

•	a diverse and inclusive approach to recruitment and employment;

•	careful attention to human rights worldwide;

•	health and wellness initiatives for our employees; and

•	charitable engagement.

In addition to excellent service to our customers, we are committed to improving the communities where we work and live. We support nonprofit organizations and charities that align with our core values and the interests of our employees by providing financial contributions. Annually, PAE donates to nonprofit organizations and charities to support further community outreach. Some of those programs include:

•	Tragedy Assistance Program for Survivors (“TAPS”)

•

TAPS provides comfort, care and resources to all those grieving the death of a military loved one. Since 1994, TAPS has provided comfort and hope 24-hours a day, seven days a week through a national peer support network and connection to grief resources, all at no cost to surviving families and loved ones.

•	Military Child Education Coalition (“MCEC”)

•

MCEC strives to make sure every military-connected child is college-, workforce- and life-ready. The organization works to ensure inclusive, quality educational opportunities for all military-connected children affected by mobility, transition, deployments and family separation.

•	National Veterans Wellness & Healing Center (“NVW&HC”)

•

The mission of the NVW&HC is to establish an environment that is responsive to the needs of veterans and military families using creative therapies and processes that focus on emotional and physical healing related to post-traumatic stress.

PAE is committed to supporting worthy causes that positively impact members of our workforce, especially when disaster strikes. For example, in collaboration with the American Red Cross, PAE supports disaster relief through a year-round matching gift program. The nonprofits and charities discussed above are just a few examples of the programs we have supported. We continually evaluate our charitable engagements to determine the programs to support that best align with our core values.

Human Capital Management

Employees

As of December 31, 2020, including its joint ventures, PAE’s workforce numbered approximately 20,000 across approximately 60 countries around the world and all seven continents. Approximately 75% of its employees are located in the United States. Approximately 13% of PAE’s employees are covered by collective bargaining agreements. PAE believes that its employee relations are positive.

Occupational Health, Safety and Environmental Protections

PAE recognizes the protection of the environment and the safety of its employees as imperative to our operational success. Our policies make clear our commitment to compliance obligations and that prevention is the first line of defense against hazardous environmental and safety impacts. Local environmental, safety and health representatives implement various initiatives at program sites with the objective of meeting targeted goals aimed at eliminating injuries and negative environmental impacts, including pollution prevention resulting from our operations. Initiatives include safety councils that develop safe work practices, promote employees’ interests in occupational health and safety issues and bring employee representatives together for safety-related discussions.

Diversity and Inclusion

Operating in approximately 60 countries on all seven continents, PAE’s diverse workforce comprises individuals who represent a wide spectrum of ages, ethnicities, religions and races. Guided by our values, we operate with a priority on diversity and inclusion. We support a diverse workforce that begins even before an employee is hired. PAE provides employment opportunities for candidates within minority groups through proactive recruiting strategies to identify candidates with diverse backgrounds. For instance, we partner or work with local job networks and campaigns that reach more than 18,000 organizations and professional associations that provide career opportunities to minority audiences. Further, to protect our employees from abuse or harassment, and to ensure that our working environment is inclusive and respectful of all employees, PAE implemented a zero-tolerance policy against discrimination. Every PAE employee is trained on our policies on non-discrimination and Equal Employment Opportunity.

Health and Wellness

PAE offers a robust suite of services, programs and initiatives to support employee health. Health fairs offer employees the opportunity to speak directly to their benefits vendors about coverage and health service options so they are better informed and prepared to make educated choices. Employees that participate in company-sponsored health insurance have access to additional services, including a benefit that supports employees with weight management and living with diabetes and hypertension. PAE’s benefits service provider also helps participants manage acute, complex and chronic conditions with advocacy, education, decision support and through bridging gaps in care.

All PAE employees, regardless of their participation in company-sponsored health insurance, have access to several programs that promote their health and wellness. Focused on encouraging physical activity and healthy habits, PAE offers a specialized wellness platform that engages employees through team or individual challenges and individualized wellness journeys. For example, all employees are eligible to receive free telephonic life coaching, financial counseling and virtual or in-person professional counseling sessions. In addition, PAE employees have access to resources for child and elder care management services. This includes locating care giving service providers and providing in-person assessments, check-in services and on-site evaluations. Finally, PAE’s wellness platform offers online learning opportunities, resources and numerous convenience services for everyday needs.

Professional Development

Our employees’ professional development is important to PAE. Our Learning and Development team strategizes corporate and individualized training needs with management and functional leads and utilizes a variety of tools and training mechanisms to ensure that our employees receive access to training programs relevant to their professional development. PAE also offers tuition assistance for eligible employees who may wish to pursue relevant continuing education, as well as leadership development, certification preparation and self-paced learning.

Board Meetings and Attendance

Directors are expected to attend each Board meeting and each meeting of the Board Committees on which they serve. Additionally, the Company’s Corporate Governance Guidelines provide that each director is expected to attend the annual meeting of stockholders, except in the event of unavoidable or extenuating circumstances. During fiscal year 2020, the Board held 14 meetings. Each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (during the period that such person has been a director) and (ii) the total number of meetings held by each Board Committee on which such person served (during the period that such person served).

Executive sessions, or meetings of the non-employee directors without management present, are held regularly. The non-employee directors met in executive session five times during fiscal year 2020.

Risk Oversight

Although management is responsible for the day-to-day management of the risks our Company faces, our Board and the Board Committees take an active role in overseeing the management of our risks and bear the ultimate responsibility for our risk management. The Board regularly reviews information regarding our operational, financial, legal and strategic risks. Specifically, senior management meets periodically with the Board and provides presentations on operations including significant risks and is available to address any questions or concerns raised by our Board.

In addition, our three Board Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee coordinates the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures, related party transactions and code of conduct. Management regularly reports to the Audit Committee on these areas. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation practices, policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and certain employees, including executive officers and their direct reports and corporate governance.

Annual Board Performance Assessment

The Nominating and Corporate Governance Committee oversees annual self-evaluations of the Board and each Board Committee to assess their operations and effectiveness and set goals for the future.

During 2020, the Board and the Board Committees engaged in an annual assessment process in which each member reflected on 2020 and considered the business goals and developments of the Company in 2020. Each director and Board Committee member considered the skills, industry and public company experience, independence and diversity of the Board to allow us to achieve our business and governance objectives. The Chairman of the Board led a discussion of goals and objectives for 2021 with the Board.

Selection of Nominees for Election to the Board

Both the Nominating and Corporate Governance Committee and the Board seek the talents and backgrounds that would be most helpful to PAE in selecting director nominees. The Board also monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Our Commitment to Board Diversity

PAE values its directors’ ability to bring unique and diverse perspectives and understanding to the Board. Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee, when evaluating director candidates, to include qualified director candidates having diversity of race, ethnicity, and/or gender in the pool of candidates to be considered by the Nominating and Corporate Governance Committee for recommendation to the Board.

Board Refreshment

Our Corporate Governance Guidelines do not set term limits or a mandatory retirement age for our directors. The Board does not believe it is in the best interests of the Company and its stockholders to establish term limits as each director is periodically subject to election by stockholders. Additionally, such term limits may cause the Company to lose the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company’s business and therefore can provide an increasingly significant contribution to the Board. However, the Company remains committed to Board refreshment.

Process for Stockholders to Recommend Director Nominees

Candidates may come to the attention of the Nominating and Corporate Governance Committee from a variety of sources, including current Board members, stockholders and management. All candidates are reviewed in the same manner, regardless of the source of the recommendation. The Nominating and Corporate Governance Committee will consider the recommendations of stockholders regarding potential director candidates. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee must do so by delivering a written recommendation to the Committee c/o PAE Incorporated, 7799 Leesburg Pike, Suite 300 North, Falls Church, Virginia 22043. The submission must set forth: (1) the name and address of the stockholder on whose behalf the submission is made; (2) the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the submission; (3) the name and address of the proposed candidate; and (4) the resume of the proposed candidate.

Director Orientation and Continuing Education

Each new member of the Board is provided with orientation materials, and management provides an orientation process, including background material on the Company and its business. In these meetings, discussion points include finance, legal, talent management and corporate strategy. In 2020, the Board received presentations from internal and external sources. As appropriate, management will provide opportunities for additional educational sessions for directors on matters relevant to the Company and its business.

Communications with the Board

Any stockholder or other interested party may contact the Board, including any Board Committee, individual director or the non-employee directors as a group, or the Chairman by writing to our Executive Vice President, General Counsel & Secretary at 7799 Leesburg Pike, Suite 300 North, Falls Church, VA 22043. In general, any stockholder communication delivered to our Executive Vice President, General Counsel & Secretary for forwarding to the Board, the Chairman or a specified group of Board members will be forwarded in accordance with the stockholder’s instructions. However, our Executive Vice President, General Counsel & Secretary reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

Board Committees

Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The charters of each Board Committee are available without charge on the Investor Relations portion of our website, www.investors.pae.com.

The following table identifies the Board Committees, includes a brief description of each Board Committee’s responsibilities and duties, the current members and chair of each standing Board Committee, as well as related information.

Committee	Responsibilities and Duties	Members	Meetings in 2020
Audit Committee

•  Oversees accounting and financial reporting processes and audits of the financial statements of the Company

•  Selects, evaluates, and oversees our independent auditors

•  Reviews and approves our independent auditor’s engagement letter, including proposed fees, all audit engagements, and all permitted non-audit engagements and relationships between the Company and such auditor

•  Evaluates the independence of our independent auditors

•  Monitors the rotation of audit partners of our independent auditors on our engagement team for compliance with requirements contained in the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated by the SEC

•  Reviews and discusses with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitors such plan’s progress and results during the year

•  Reviews the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures through inquiry and discussions with our independent auditors and management

•  Reviews and discusses with our independent auditors the results of the year end audit of the Company, including any comments or recommendations of our independent auditors and the Company’s disclosures under management’s discussion and analysis of financial conditions and results of operations

		Paul T. Bader†*[t] Marshall A. Heinberg John P. Hendrickson Mary M. Jackson§	5

Committee	Responsibilities and Duties	Members	Meetings in 2020

•  Reviews and discusses our quarterly financial statements with management and our independent auditor, including the Company’s disclosures under management’s discussion and analysis of financial conditions and results of operations

•  Reviews with management, internal audit, and our independent auditors all critical accounting policies and practices to be used and new accounting pronouncements

•  Reviews the Company’s program to monitor compliance with the Company’s Code of Conduct, and meets periodically with the Company’s Chief Ethics and Compliance Officer to discuss compliance with the Code of Conduct

•  Ensures the preparation of the Audit Committee Report for inclusion in the Company’s annual proxy statement

•  Reviews and assesses the adequacy of the Audit Committee charter annually

Compensation Committee

•  Oversees the Company’s compensation plans and practices, including executive compensation plans, incentive compensation and equity-based plans

•  Evaluates annually the performance of the Company’s Chief Executive Officer and other executive officers in light of the goals and objectives of the Company’s executive compensation plans

•  Reviews and discusses with management the Company’s compensation discussion and analysis to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC

•  Considers the results of the most recent shareholder advisory vote on executive compensation as required by Section 14A of the Exchange Act

•  Ensures the preparation of the Compensation Committee Report in accordance with the rules and regulations of the SEC for inclusion in the Company’s annual proxy statement or annual report on Form 10-K

•  No less frequently than annually, evaluates the Compensation Committee charter

		Paul T. Bader Marshall A. Heinberg John P. Hendrickson† Mary M. Jackson§	12

•  The Compensation Committee may form subcommittees, consisting of at least two members, for any purpose that the Compensation Committee deems appropriate and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate; provided, however, that the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

Committee	Responsibilities and Duties	Members	Meetings in 2020
Nominating and Corporate Governance Committee

•  Identifies individuals qualified to become members of the Board with the goal of ensuring that the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds

•  Recommends that the Board select director nominees for election to the Board at the next annual meeting of stockholders or to fill any vacancy that occurs on the Board or any Board Committee

•  Reviews management development and succession plans for the executive officers and their direct reports

•  Oversees the annual self-evaluations of the Board

•  Develops and maintains the Company’s corporate governance policies and practices, including identifying best practices

•  Reviews and reassesses the Nominating and Corporate Governance Committee charter

		Paul T. Bader Marshall A. Heinberg† John P. Hendrickson Mary M. Jackson§	2

†	Committee Chair.
*	Audit Committee Financial Expert, as defined in the applicable SEC regulations.
[t]	Possesses requisite financial sophistication required by Nasdaq Rule 5605(c)(2)(A).
§	Admiral Jackson was appointed to the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee in April 2021.

SECURITY OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table provides information on the beneficial ownership of our Class A Common Stock as of April 27, 2021, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding Class A Common Stock;

•	each of our executive officers and directors that beneficially own shares of our Class A Common Stock; and

•	all executive officers and directors, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days.

The beneficial ownership of each individual and entity reflected in the table includes those shares of Class A Common Stock issuable upon exercise of the Warrants held by such individual or entity. The percentage of beneficial ownership is based on 93,069,815 shares of Company Class A Common Stock issued and outstanding as of April 27, 2021.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Platinum Equity and associated funds(2)	23,424,398	25.2%
Alec Gores(3)	8,511,019	9.1%
PVM Pinnacle Holdings, LLC(4)	7,802,796	8.4%
Massachusetts Financial Services Company(5)	7,533,071	8.1%
Millennium Group Management LLC(6)	4,735,829	5.1%
Cramer Rosenthal McGlynn LLC(7)	4,659,002	5.0%
John Heller(8)	583,375	*
Charles D. Peiffer	172,205	*
Paul W. Cobb, Jr.	113,444	*
Charles A. Anderson	61,462	*
Rene Moline	59,956	*
Patricia M.C. Munchel	29,554	*
Paul T. Bader	11,211	*
Marshall A. Heinberg	13,453	*
John P. Hendrickson	11,211	*
Mary M. Jackson	—	*
Louis Samson(9)	371,085	*
Delara Zarrabi	—	*
All directors and executive officers as a group (10 individuals)	1,426,956	1.5%

*	Less than one percent.
(1)

Unless otherwise indicated, the address of each of the entities and current and former directors and executives in this table is c/o PAE Incorporated, 7799 Leesburg Pike, Suite 300 North, Falls Church, Virginia 22043.

(2)	Consists of (i) 20,919,578 shares of Class A Common Stock held by the Platinum Stockholder, (ii) 1,546,650 shares of Class A Common Stock held by Platinum Equity, LLC and (iii) 958,170 shares of

Class A Common Stock issuable upon exercise of Warrants held by Platinum Equity, LLC. Platinum Equity Capital Shay Partners I, L.P., Platinum Equity Capital Shay Partners II, L.P., Platinum Equity Capital Partners-A III, L.P., Platinum Equity Capital Partners-B III, L.P., and Platinum Equity Capital Partners-C III, L.P. (collectively, the “Platinum Funds”) collectively own a majority of the equity interests of the Platinum Stockholder. As a result, the Platinum Funds may be deemed to beneficially own the securities held by the Platinum Stockholder. Platinum Equity, LLC is the sole member of Platinum Equity Investment Holdings III Manager, LLC, which is the sole manager of Platinum Equity Investment Holdings III, LLC, which is the senior managing member of Platinum Equity Partners III, LLC. Platinum Equity Partners III, LLC is the general partner of each of the Platinum Funds. Therefore, each of the foregoing entities may be deemed to share beneficial ownership of the securities beneficially owned by the Platinum Funds. Tom Gores is the Chairman and Chief Executive Officer of Platinum Equity, LLC. As a result, Tom Gores may be deemed to share voting and investment power with respect to all shares of Class A Stock of the Company beneficially owned by Platinum Equity, LLC. The address of each entity and individual named in this footnote is 360 North Crescent Drive, Beverly Hills, California 90210.
(3)

Represents (a) 5,924,737 shares of Class A Common Stock owned directly by AEG Holdings, LLC (“AEG”), (b) 54,348 shares of Class A Common Stock held by Alec Gores’s spouse, (c) 1,286,958 shares of Class A Common Stock owned by a series of trusts for the benefit of Alec Gores’s children who are members of his household and (d) 1,244,976 shares of Class A Common Stock issuable upon exercise of 1,244,976 warrants owned by one of such trusts. Alec Gores is the managing member of AEG and, accordingly, may be deemed to have beneficial ownership of the shares of Class A Common Stock owned thereby, as well as the shares of Class A Common Stock owned directly, by his spouse or by trusts for the benefit of his children and the shares of Class A Common Stock underlying warrants owned by one of such trusts. The address of Alec Gores is c/o Gores Sponsor III, LLC, 9800 Wilshire Blvd., Beverly Hills, CA 90212. The foregoing information is based on a Schedule 13D amendment filed on September 25, 2020.

(4)

GCM CFIG GP, LLC, as the managing member of PVM Pinnacle Holdings, LLC, may be deemed to have shared voting control and investment discretion over these shares. CFIG Holdings, LLC, as the sole member of GCM CFIG GP, LLC, may be deemed to have shared voting control and investment discretion over these shares. Grosvenor Capital Management Holdings, LLLP, as the sole member of CFIG Holdings, LLC, may be deemed to have shared voting control and investment discretion over these shares. GCM Customized Fund Investment Group, L.P., as manager of PVM Pinnacle Holdings, LLC, may be deemed to have shared voting control and investment discretion over these shares. GCM, L.L.C., as general partner of GCM Customized Fund Investment Group, L.P., may be deemed to have shared voting control and investment discretion over these shares. GCM Grosvenor Holdings, LLC, as the managing member of GCM, L.L.C., may be deemed to have shared voting control and investment discretion over these shares. GCM Grosvenor Inc., as the sole member of GCM Grosvenor Holdings, LLC, may be deemed to have shared voting control and investment discretion over these shares. GCM V, L.L.C. as a shareholder of GCM Grosvenor Inc. may be deemed to have shared voting control and investment discretion over these shares. Michael J. Sacks, as managing member of GCM V, L.L.C., may be deemed to have shared voting control and investment discretion over these shares. The address of PVM Pinnacle Holdings, LLC is 900 N. Michigan Avenue, Suite 1100 Chicago, Illinois 60611. The foregoing information is based on a Schedule 13G amendment filed on February 17, 2021 reporting PVM Pinnacle Holdings, LLC’s beneficial ownership as of December 31, 2020.

(5)

Massachusetts Financial Services Company has sole voting power over 7,391,753 shares and sole investment power over 7,533,071 shares. The address of Massachusetts Financial Services Company is 111 Huntington Avenue, Boston, MA 02199. The foregoing information is based on a Schedule 13G filed on February 11, 2021 reporting Massachusetts Financial Services Company’s beneficial ownership as of December 31, 2020.

(6)

Includes 126,918 shares of Class A Common Stock and 4,608,911 shares of the Class A Common Stock issuable upon exercise of warrants. Millennium Group Management LLC has share voting and dispositive power over 4,735,829 shares. The address of Millennium Group Management LLC is 666 Fifth Avenue, New York, New York 10103. The foregoing information is based on a Schedule 13G amendment filed on

February 16, 2021 reporting Millennium Group Management LLC’s beneficial ownership as of December 31, 2020.
(7)

Cramer Rosenthal McGlynn LLC has sole voting power over 4,542,666 shares and sole investment power over 4,659,002 shares. The address of Cramer Rosenthal McGlynn LLC is 28 Havemeyer Place, Greenwich, CT 06830. The foregoing information is based on a Schedule 13G filed on February 16, 2021 reporting Cramer Rosenthal McGlynn LLC’s beneficial ownership as of December 31, 2020.

(8)	Mr. Heller served as our President and Chief Executive Officer until March 19, 2021.
(9)	Includes 229,134 shares of Class A Common Stock and 141,951 shares of the Class A Common Stock issuable upon exercise of warrants.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

The Company recognizes that certain transactions present a heightened risk of conflicts of interest (or the perception thereof). As a result, the Company has adopted a Related Person Transactions Policy to manage these risks, outline the procedures for approvals for related person transactions, and comply with applicable SEC disclosure requirements. This policy covers material transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. A transaction involving an amount exceeding $120,000 is presumed to be a “material transaction,” though transactions involving lower amounts may be material based on the facts and circumstances.

Before the Company enters into a transaction with a related person, the Company’s Chief Ethics and Compliance Officer evaluates the proposed transaction to determine whether it is a related party transaction that would require approval of the Audit Committee in accordance with our Related Person Transactions Policy. The Audit Committee must review each related person transaction (other than those pre-approved transactions, including compensation of executive officers or directors). In reviewing and approving any such transactions, our Audit Committee is tasked to consider:

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the related person transaction was initiated by the Company, one of its subsidiaries or the related person;

•	whether the proposed transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction, particularly as it relates to the related person;

•	the extent of the related person’s interest in the transaction; and

•	the conflicts of interest provisions in the Company’s Code of Conduct and other related policies.

In approving a related person transaction, the Audit Committee must determine that the transaction is in the best interests of the Company and its stockholders. All transactions determined to be related person transactions by the Audit Committee must be disclosed in the Company’s applicable filings and financial statements as required by the Securities Act and the Exchange Act and related rules, and the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 850, “Related Party Disclosures.” Furthermore, all such related person transactions shall be disclosed to the full Board.

Fiscal 2020 Related Person Transactions

Registration Rights Agreement

On February 10, 2020, we entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with Gores Sponsor III LLC (the “Former Sponsor”), the Shay Stockholders (as defined below), Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea (the “Restricted Gores Stockholders” and, together with the Former Sponsor and the Shay Stockholders, the “Restricted Stockholders”). Pursuant to the terms of the Registration Rights Agreement, (a) any outstanding share of Class A Common Stock or any other equity security (including warrants previously issued in a private placement (the “Private Placement Warrants”) and including shares of Class A Common Stock issued or issuable upon exercise of any other equity security) held by a Restricted Stockholder as of the date of the Registration Rights Agreement or thereafter acquired by a Restricted Stockholder (including the shares of Class A Common Stock issued upon conversion of shares purchased by the Former Sponsor in connection with Gores III’s initial public offering and upon exercise of any Private Placement Warrants) and shares of Class A Common Stock issued or issuable as Earn-Out Shares (as defined below) to the Platinum Stockholder and (b) any other equity security issued or issuable with respect to any such share of Class A Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights.

Post-Closing Adjustment Payment

During the third quarter of 2020, pursuant to the post-closing adjustment provisions contained in the Merger Agreement, the Company made a post-closing adjustment payment of $20.2 million to the Shay Stockholders (as defined below). Additionally, during the third quarter, the Company paid $1.0 million to certain members of PAE management in connection with the post-closing adjustment, and such amount was recorded as compensation expense.

Transactions between Platinum Equity and Shay

On the Closing Date, the Company consummated the Business Combination pursuant to the Merger Agreement. In connection with the Closing, the Company acquired 100% of the stock of Shay (as it existed immediately prior to the Second Merger, as such term is defined in the Merger Agreement) and its subsidiaries, changed our name from “Gores Holdings III, Inc.” to “PAE Incorporated”, and changed the trading symbols of our Class A Common Stock and public warrants on Nasdaq from “GRSH” and “GRSHW,” to “PAE” and “PAEWW,” respectively.

Shay and Platinum Equity Advisors, LLC (“Platinum Advisors”) were parties to a Corporate Advisory Services Agreement, dated March 14, 2016 (the “Corporate Advisory Services Agreement”), entered into in connection with the Platinum Merger pursuant to which Platinum Advisors provides certain advisory, consulting, management, administrative and strategic services to PAE. Pursuant to that agreement, Platinum Advisors received certain management fees in return for such services rendered and Shay paid Platinum Advisors an aggregate of $0.8 million in fees and related expenses during the year ended December 31, 2020. Platinum Advisors also provided PAE with additional transaction-related financial advisory services in connection with the Business Combination for which Shay paid Platinum Advisors $15.0 million. The Corporate Advisory Services Agreement was terminated in connection with the Closing.

Investor Rights Agreement

On February 10, 2020, the Company and the Platinum Stockholder entered into an Investor Rights Agreement (the “Investor Rights Agreement”) in connection with the Closing. Pursuant to the Investor Rights Agreement, the Platinum Stockholder has the right to nominate up to two directors to the Board. The remaining three directors will be independent directors initially nominated by the Platinum Stockholder and reasonably acceptable to the Company. In addition, for so long as the Platinum Stockholder has the right to nominate a director, it will also have the right to: (i) designate the Chairman of the Board (who need not be a nominee of the Platinum Stockholder); (ii) appoint one representative to each Board Committee, other than the Audit Committee; (iii) subject to applicable law and stock exchange requirements, appoint one observer to each Board Committee; and (iv) subject to applicable law and stock exchange requirements, require that the size of the Board does not exceed five directors. The Platinum Stockholder’s right to designate directors to the Board is subject to its ownership percentage of the total outstanding shares of Class A Common Stock. If the Platinum Stockholder holds: (a) 10% or greater of the outstanding Class A Common Stock, it will have the right to appoint two directors; (b) less than 10% but greater than or equal to 5% of the outstanding Class A Common Stock, it will have the right to appoint one director; or (c) less than 5% of the outstanding Class A Common Stock, it will not have the right to appoint any directors.

Earn-Out Agreement

In connection with the Business Combination, stockholders of Shay immediately prior to the transaction (which stockholders consisted of certain affiliates of Platinum Equity, LLC and members of PAE management (the “Shay Stockholders”)) are entitled to receive up to an aggregate of 4,000,000 additional shares of Class A Common Stock (the “Earn-Out Shares”) if at any time during the five-year period following the Closing (the “Earn-Out Period”) the volume weighted average closing sale price of one share of Class A Common Stock on the Nasdaq (or the exchange which shares of Class A Common Stock are then listed) for a period of at least 10 days out of 20 consecutive trading days (the “Common Share Price”) exceeds certain thresholds, described below.

The thresholds (each a “Triggering Event”) causing the Earn-Out Shares to be issued by the Company to the Shay Stockholders is any such event that occurs within the Earn-Out Period as follows: (i) a one-time issuance of 1,000,000 shares if the Common Share Price is greater than $13.00; (ii) a one-time issuance of 1,000,000 shares if the Common Share Price is greater than $15.50; (iii) a one-time issuance of 1,000,000 shares if the Common Share Price is greater than $18.00; and (iv) a one-time issuance of 1,000,000 shares if the Common Share Price is greater than $20.50.

Further, if during the Earn-Out Period there is a change in control (as defined in the Merger Agreement) that results in the holders of Class A Common Stock receiving a per share price in respect of their Class A Common Stock that is equal to or greater than the applicable Common Share Price required in connection with any Triggering Event, then any such Triggering Event that has not previously occurred will be deemed to have occurred, and the Company must issue Earn-Out Shares accordingly. If no Triggering Event is achieved within the Earn-Out Period, the Company will not be required to issue the Earn-Out Shares.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis relates to PAE’s philosophy, programs, and processes regarding the compensation paid or awarded for 2020 to PAE’s named executive officers (each, an “NEO”, and together the “NEOs”), including the elements of PAE’s compensation program for the NEOs, material compensation decisions made under that program during 2020, and the material factors considered in making those decisions. All of the compensation received by the NEOs in 2020 was for the performance of services rendered to PAE. None of the Company’s NEOs received any cash or equity compensation for services rendered to Gores III in 2020.

PAE’s NEOs for 2020 with their respective titles are shown below:

Named Executive Officer	Title
John E. Heller	President & Chief Executive Officer

Charles D. Peiffer	Executive Vice President & Chief Financial Officer

Paul W. Cobb, Jr.	Executive Vice President, General Counsel & Secretary

Charles A. Anderson	President, Global Mission Services

Patricia Munchel	Executive Vice President & Chief Human Resources Officer

Rene Moline	President, National Security Solutions

Executive Summary

Compensation Highlights and Summary

This executive summary gives an overview of our executive compensation program, our fiscal 2020 performance, and the impact our performance had on the compensation for our NEOs for fiscal 2020.

Compensation Philosophy, Objectives and Rewards

A key objective of PAE’s compensation program is to enable PAE to attract, motivate, and retain highly qualified executive officers by offering competitive compensation. We aim to offer compensation packages that include a mix of base salary and annual- and long-term incentives to be competitive in the marketplace. Additionally, our compensation program is based on a pay-for-performance model, which aims to incentivize our executive officers by linking compensation payout to the financial and operational performance of the Company. We use performance-based, at-risk compensation as a means to align the interests of our executives with that of our stockholders and create stockholder value. Our compensation program is designed to ensure that our pay mix is meaningful and tied to the executive officers’ impact on the growth and success of our business.

To achieve its compensation objectives, PAE provides executive officers with a total compensation package consisting of the following fixed and variable elements:

Compensation Element	Form of Compensation	Compensation Objective
Base Salary	Cash	Recognize performance of job responsibilities and attract and retain individuals with superior talent

Annual Leadership Incentive Compensation	Cash	Provide short-term incentives to attain financial measures

Long-Term Incentive Compensation	Equity	Promote the maximization of stockholder value by aligning the interests of stockholders and management

We believe our compensation philosophy and methodology is governed by high-standard policies and practices.

Our Compensation Best Practices
What We Do:	What We Do Not Do:

✓  Appropriate Pay Mix. Our total compensation approach for our NEOs is weighed heavily on the incentive opportunity that is directly tied to Company performance.

✓  Performance and Financial Reward. We establish targeted metrics with maximum payout caps, to reward our executive officers with the ability to overachieve for both short- and long-term performance-based incentives. We measure individual performance objectives as a multiplier to ensure poor performance is not rewarded, regardless of the Company’s financial achievement.

✓  Stock Ownership Guidelines. We maintain stock ownership guidelines applicable to both executive officers and non-employee directors.

✓  Clawback Policy. We maintain a standalone clawback policy that provides for recovery of both cash and equity compensation under specified circumstances from employees and, in some cases, former employees.

✓  Fully Independent Compensation Committee. Our executive compensation program is administered by the Compensation Committee, which consists solely of independent directors.

✓  Independent Compensation Consultant Reporting Directly to Compensation Committee. The Compensation Committee utilizes input from an independent compensation consultant.

✓  Annual Compensation Risk Assessment. The Compensation Committee annually conducts a compensation risk assessment to determine whether our executive compensation arrangements, or components thereof, create risks that are reasonably likely to have a material adverse effect on PAE.

×   No Hedging by Executives or Directors. Under our Insider Trading Policy, we prohibit our Board members and employees, including our executive officers, from hedging the risk associated with ownership of shares of our common stock and other securities, as well as from pledging any of our securities as collateral for a loan.

×   No Tax-Gross Ups for Parachute Payments. We do not provide for tax-gross ups on golden parachute payments to our NEOs in connection with a change in control.

×   No Guaranteed Bonuses. We do not provide guaranteed bonuses.

Company 2020 Highlights

•	Achieved 62 DSO, a four-day improvement over 2019

•	Generated a 35% new business win rate on the basis of awarded dollars

•	Strengthened the balance sheet through a successful debt refinancing

•	Aforementioned debt refinancing enabled two transformative acquisitions, CENTRA Technology and Metis Solutions, which positions PAE as a leader in intelligence services and national security solutions

•	Implemented an accelerated SOX Compliance infrastructure

•	Management of COVID-19 headwinds resulted in a negligible impact to profitability

•	COVID-19 new business development delivered approximately $100 million in COVID-19 relief revenue

2020 Compensation Decision Highlights

Compensation Element	2020 Changes
Base Salary (Cash)	• There were no changes to any of the NEOs’ base salaries (see page 40).

Annual Short-Term Incentive Compensation (Cash)	• There were no changes to short-term incentive targets (see page 40).

Long-Term Incentive Compensation (Equity)

•  Each NEO was granted an award of performance-based restricted stock units (“PSUs”) that cliff vest over a 3-year period.

•  Each NEO was granted an award of time-based restricted stock units (“RSUs”) that ratably vest over a 4-year period (see page 44).

One-Time Special Equity Grants (Equity)	• In light of the Business Combination and to ensure NEO retention, each NEO was granted an award of time-based RSUs that cliff vest over a 2-year period (see page 44).

One-Time Closing Management Grants (Equity)

•  Under the terms of the Merger Agreement, the Company issued RSUs representing the right to receive an aggregate of 1,581,960 shares of its Class A Common Stock to certain Company personnel (see page 43).

Determination of Compensation

Determination of Compensation Pre-Business Combination

Prior to the Business Combination, PAE’s executive compensation program was administered by Platinum Equity in its role as PAE’s principal stockholder, in consultation with PAE’s Chief Executive Officer (“CEO”), and with assistance from PAE’s Chief Human Resources Officer (“CHRO”) and PAE’s Chief Financial Officer (“CFO”). PAE’s CEO typically provided compensation recommendations to Platinum Equity and discussed with Platinum Equity the compensation and performance of executive officers other than himself. PAE’s CEO based his recommendations, among other things, on financial and operational data provided by the CFO and CHRO, his subjective review of the performance of the executive officers, PAE’s overall performance against its applicable corporate goals, an officer’s contributions to such performance, internal pay equity considerations and the competitiveness of the market for each officer’s services. In developing the recommendations for Platinum Equity, the CEO, CFO and CHRO reviewed each element of PAE’s executive compensation program and the aggregate level of compensation and referred to a mix of private market data and public company data for a compensation peer group identified in consultation with a third-party compensation consultant, Willis Towers Watson Public Limited Company (“WTW”), retained by PAE and directed by management. Platinum Equity evaluated any recommended compensation adjustment or awards to executive officers and ultimately determined PAE’s named executive officer’s compensation based on its business judgement, industry knowledge and a subjective determination of individual contributions and performance.

Following the Business Combination, the Compensation Committee was charged with the responsibility of determining and administering PAE’s executive compensation program, as discussed below.

Role of the Compensation Committee

Our Board has delegated authority to the Compensation Committee to oversee and approve the overall compensation program for our executive officers. In making its decisions, the Compensation Committee takes into consideration a variety of factors, including the recommendations of management and the Company’s independent compensation consultant. The Compensation Committee has the authority to exercise discretion with respect to executive compensation awards and performance metrics and may authorize adjustments to targets and/or awards as it deems necessary.

Role of Executive Officers

In 2020, PAE’s CEO collaborated with our CHRO and CFO to provide input and recommendations surrounding our compensation philosophy, design, measurements, targets and payouts. The CHRO and CFO, following consultation with the CEO, provided recommendations regarding NEO compensation to the Compensation Committee (except with respect to their own compensation) based on financial and operational data relative to corporate goals. Leveraging the Company’s performance and the annual benchmarking market reviews conducted by an independent compensation consultant and taking into consideration individual contribution to Company performance, internal pay equity and the competitiveness of the market for each executive officer’s services, the CHRO provides compensation recommendations to the Compensation Committee for each executive officer (except with respect to the CHRO’s own compensation).

Additionally, the CHRO regularly attends the Compensation Committee’s meetings. The CFO and General Counsel also periodically attend meetings to present information, participate in discussions and answer questions related to our executive compensation plans. No executive officer, including our CEO, CFO and CHRO, participates directly in the final deliberations and decisions regarding his or her own compensation. The Compensation Committee considers managements’ recommendations and exercises independent judgement in making any final decisions to approve NEO compensation.

Role of Compensation Consultant

As provided in its charter, the Compensation Committee has the sole authority to hire, terminate and approve fees for compensation consultants, outside legal counsel and other advisors as it deems necessary to assist in the fulfillment of its responsibilities. In 2020, the Compensation Committee engaged WTW, a global organizational consulting firm, to advise the Compensation Committee on matters related to executive compensation and equity plan development. The Compensation Committee reviewed its relationship with WTW and determined that there are no conflicts of interest pursuant to applicable SEC and Nasdaq requirements. In determining WTW’s independence, the Compensation Committee considered WTW’s provision of additional services unrelated to executive or director compensation consulting to the Company. For such additional services, WTW received $703,208 for consulting to identify cost trends and develop strategy recommendations to manage risk and improve financial performance in 2020. For services related to determining or recommending the amount or form of executive and director compensation, WTW received $84,613.76 and met with, reported to and was directed by the Compensation Committee and the CHRO.

In connection with the Compensation Committee’s engagement of WTW for executive and director compensation consulting services, WTW conducted an in-depth competitive total compensation analysis for PAE’s NEO population as compared to market, including compensation levels, annual pay mix, long-term incentive mix and performance metrics for short- and long-term incentive compensation plans for PAE’s industry and among companies with which PAE competes for talent. Additionally, WTW provided the Compensation Committee with benchmark data relative to long-term equity design as the Company prepared its first equity grant program.

Compensation Benchmarking

In performing the compensation analysis described above, WTW utilized private survey data (“Market Data”) relating to the compensation practices of other companies within the aerospace/defense, automotive and technology industries. Neither PAE nor the Compensation Committee was made aware of the actual companies comprising the survey data, which was anonymized and general. WTW also relied on publicly available data for a group of 16 publicly traded companies (the “2020 Peer Group”) in the engineering and construction, aerospace and defense, environmental and facilities services and research and consulting services industries. In addition to industry, selection criteria for the 2020 Peer Group included market cap, revenue, operating income, net income, cash flow and debt-to-income ratio levels. The 2020 Peer Group consisted of companies with levels both above and below PAE’s own levels of these criteria. The 2020 Peer Group consisted of:

Booz Allen Hamilton Holding	Perspecta Inc.
CACI International Inc	Science Applications International Corp
Cubic Corporation	Teledyne Technologies Incorporated
ICF International, Inc.	Teradata Corporation
KBR, Inc.	Tetra Tech, Inc
Maxar Technologies Inc.	Triumph Group, Inc.
Mantech International Corp	Unisys Corporation
MAXIMUS, Inc.	Vectrus, Inc.

WTW used the 2020 Peer Group to:

•	Appropriately reflect the Company’s labor market for key executive talent

•	Contain a sample size that is robust enough that individual company actions do not skew the data or cause significant year-to-year volatility

•	Serve as a reasonable comparator group for purposes of company lifecycle, business focus and size/scope of operations

•	Assess equity dilution levels and annual grant rates

•	Make compensation program design comparisons, for example:

•	Annual incentive measures (i.e., company milestones, research and development expense, etc.);

•	Annual incentive threshold, target and maximum opportunities;

•	Long-term incentive grant levels;

•	Long-term incentive grant vehicles (stock options, restricted stock, performance shares, etc.);

•	Severance programs;

•	Change in control programs; and

•	Prevalence of special policies such as claw-backs, share ownership guidelines, etc.

Additional Compensation Considerations

There are several qualitative factors that are considered when assessing the reasonableness and competitiveness of the NEO compensation beyond benchmarked industry data. Other factors that are considered include:

•	Each NEO’s skills, experience and tenure;

•	The NEO’s role and level of responsibility and influence to further the Company’s success against business objectives and strategy;

•	Internal equity across the executive peer group;

•	NEO and overall team performance assessed by the CEO (aside from his own, which is assessed by the Compensation Committee); and

•	The competitive market for each NEO’s executive position and role, the cost and disruption to the business if such NEO would need to be replaced and the scope and skills required of the role.

Say-on-Pay

The Company is providing stockholders with a non-binding advisory vote on the compensation paid to our NEOs in 2020, as disclosed in this CD&A, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement, commonly referred to as the “Say-on-Pay” vote. This will be the Company’s first say-on-pay vote, and the Board and Compensation Committee intend to review and consider the voting results of this year’s say-on-pay vote when making future compensation decisions for our NEOs.

PAE’s 2020 Executive Compensation Program

Our Compensation Committee annually reviews each component of executive compensation separately and also takes into consideration the value of each NEO’s total compensation package, with the goal of setting compensation within a competitive range of 10% of the 50th percentile of a mix of the Market Data and the 2020 Peer Group (the “Target Percentile”).

Compensation Element	2020 Compensation Decisions
Base Salary (Cash)	• There were no changes to any of the NEOs’ base salaries.

Annual Short-Term Incentive Compensation (Cash)	• There were no changes to short-term incentive targets.

Long-Term Incentive Compensation (Equity)

•  Each NEO was granted an award of performance-based restricted stock units (“PSUs”) that cliff vest over a 3-year period.

•  Each NEO was granted an award of time-based restricted stock units (“RSUs”) that ratably vest over a 4-year period.

One-Time Special Equity Grants (Equity)	• In light of the Business Combination and to ensure NEO retention, each NEO was granted an award of time-based RSUs that cliff vest over a 2-year period.

One-Time Closing Management Grants (Equity)	• Under the terms of the Merger Agreement, the Company issued RSUs representing the right to receive an aggregate of 1,581,960 shares of its Class A Common Stock to certain Company personnel.

Fiscal Year 2020 Total Target Compensation Pay Mix

In determining compensation pay mix, the Compensation Committee generally aims to allocate compensation elements in accordance with the Target Percentile. With the Company’s transition to a publicly traded company, however, the Compensation Committee determined that it was in the best interests of PAE and its stockholders to more heavily weight long-term incentive compensation. The Compensation Committee believes that this allocation will not only help ensure the Company’s growth and success as a new public company, but will also ensure NEO retention, as the NEOs are eligible to receive change in control payments in certain circumstances in connection with the Business Combination. Accordingly, for 2020, the Compensation Committee focused on maintaining cash compensation consisting of base salary and short-term incentive targets, while more heavily weighting long-term equity incentive compensation, in the form of awards of RSUs and PSUs, to address and make up for a variance to the 50th percentile of overall total cash compensation. By only increasing long-term equity incentive compensation, the Compensation Committee was able to set total direct compensation within the Target Percentile and structure NEO compensation to meet its needs as a new public company.

Base Salaries

The base salaries of PAE’s NEOs are an important part of their total compensation package and are intended to reflect their respective positions, duties and responsibilities. Base salary provides a baseline compensation level, serving as a stable, fixed component of compensation that delivers cash income to each NEO. Annual base salaries have historically been based on, among other factors, a NEO’s knowledge, experience, expertise, perceived abilities and expected contributions. The factors considered are not assigned specific weights.

The 2020 annual base salary of each NEO is listed below. The Compensation Committee elected to maintain the 2020 annual base salaries for the NEOs at their 2019 levels. Accordingly, there were no changes to any of the NEOs’ base salaries.

Named Executive Officer	2020 Annual Base Salary
John E. Heller	$732,009
Charles D. Peiffer	$537,602
Paul W. Cobb, Jr.	$400,545
Charles A. Anderson	$412,000
Patricia Munchel	$329,725
Rene Moline	$325,000

Annual Leadership Incentive Compensation

To maintain a competitive compensation program and motivate PAE’s NEOs to attain short-term financial performance metrics while making progress towards longer-term growth and other goals, PAE provides the NEOs with the opportunity to earn a significant portion of their cash compensation in the form of annual cash bonuses under PAE’s Leadership Incentive Compensation Plan (“LICP”). Each NEO has an annual target bonus amount under the LICP that is expressed as a percentage of the NEO’s annual base salary earned for the year. During 2020, the Compensation Committee, after consulting with PAE’s CEO and CFO, selected a mix of the Company’s financial objectives as the performance criteria on which LICP annual awards are earned. Annual incentive bonuses under the LICP are calculated as the product of (i) a NEO’s target annual incentive bonus amount (the “Target Incentive Bonus”), multiplied by (ii) a percentage equal to the overall weighted sum of the financial target achievements for the fiscal year adjusted for the applicable NEO’s contributions to such financial target achievements (the “Financial Performance Factor”), multiplied by (iii) a percentage representing the NEO’s overall individual performance factor for the year (the “Individual Performance Factor”), which is a holistic, subjective measure of such NEO’s overall performance and contribution for the year. The Target Incentive Bonus, the financial measures and related target levels and weighting and the Individual Performance Factor for each NEO are determined by the Compensation Committee after taking into consideration the recommendations of the CEO (except with respect to his own LICP award).

For 2020, the Compensation Committee selected PAE’s adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and days sales outstanding (“DSO”) as the financial performance criteria for the NEOs’ LICP awards (together the “2020 Performance Metrics” and each a “2020 Performance Metric”). Adjusted EBITDA is a non-GAAP financial measure. For further information on adjusted EBITDA, see Appendix A. DSO is a non-GAAP financial measure that is the calculated result of the period-end accounts receivable balance divided by the average revenue recognized over the last three months. In this calculation, accounts receivable may be adjusted to eliminate the impact of certain items that PAE does not consider indicative of its ongoing operating performance. PAE calculates DSO each month and averages the monthly DSO numbers over the performance year to determine if PAE has achieved the target set by the Compensation Committee. For 2020, the Compensation Committee approved an adjusted EBITDA target of $174 million and a DSO target of 62 (together, the “2020 Financial Targets”).

For each 2020 Performance Metric, there was a range of potential payouts based on the level of performance actually achieved. However, no bonuses were payable under the LICP to the NEOs unless PAE achieved a minimum of 75% of the adjusted EBITDA objective. The following table shows the threshold, target and maximum achievement levels for each 2020 Performance Metric and the corresponding payout levels. Payout levels between the stated levels of achievement are determined based on linear interpolation and are shown in the chart following the table.

Measure (Weighting)	Threshold	Target	Max
EBITDA (70%)	$156.6M (90%)	$174M (100%)	$208.8M (120%)
Payout Percentage	60% of Target	100% of Target	200% of Target
DSO (30%)	67.99	62	59
Payout Percentage	50% of Target	100% of Target	211% of Target

Each NEO’s annual incentive bonus payout opportunity under the LICP was capped at 200% of the NEO’s Target Incentive Bonus. The following table identifies the 2020 Financial Targets, the actual 2020 results against those targets and the relative weighting of each 2020 Performance Metric as a percentage of the NEO’s overall annual 2020 LICP award.

2020 Performance Achievement	Target	Actual	Weighting
Adjusted EBITDA	$174,000,000	$178,000,000	70%
DSO	62 days	60.5 days	30%

NEO individual performance for the 2020 LICP was evaluated based on the NEO’s performance against the performance criteria described below, with three categories of Company-wide goals used for individual assessments: “Contribute to Growth,” “Demonstrate Integrity” and “Perform with Excellence.” Each NEO received an Individual Performance Factor rating based on his or her performance on the Company-wide goals, as well as achievement of individual goals, as applicable, and accomplishments in each of the three categories.

For 2020, the Company-wide goal “Contribute to Growth” included performance criteria relating to achieving organic growth through procurement wins, maintaining an effective and competitive operating cost structure and implementing an efficient recruitment, retention and development environment. The performance criteria for the “Demonstrate Integrity” goal included building and maintaining a culture based on individual character, teamwork and accountability, ensuring a safe, secure, respectful and compliant operating environment and embracing diversity and inclusiveness. Under the company-wide goal of “Perform with Excellence,” executives were measured on the following objectives: consistently meeting or exceeding program performance requirements, improving customer relationships and using continuous improvement to enhance PAE’s performance internally and with customers.

Mr. Heller’s individual performance criteria for 2020 included attaining and surpassing financial targets and improving overall profitability of the business. Key performance success factors included exceeding financial targets, generating cash, successfully completing refinancing the company, transitioning PAE to a public company, increasing senior leadership diversity, adding addressable market value through the successful acquisition of two businesses and launching a COVID-19 medical services support business.

Mr. Peiffer’s individual performance criteria for 2020 included driving working capital and profit margin initiatives, the debt refinancing, improving DSO, Business Combination preparation and completion, providing finance leadership for public company activities such as reporting, operating results, accelerated SOX compliance and communication with investors and lenders, merger and acquisition activities, reducing the monthly close cycle, implementing and upgrading financial systems to include a cost-estimating system and increasing key talent diversity of three senior-level leadership hires within his organization.

Mr. Cobb’s individual performance criteria for 2020 related to the overall leadership and management of the legal, contracts, security, ethics and export control functions of PAE, as well as contributions to the three over-arching company goals. Specifically, his individual performance criteria included Business Combination preparation and completion, leadership in transition to a public company, mergers and acquisitions due diligence, leadership and support with successful merger and acquisition activities, improved security workflow and efficiencies, successful legal outcomes and overall cost management of the organization’s expenses.

Ms. Munchel’s individual performance criteria for 2020 included leadership over the company’s marketing, communications and strategic people-related initiatives to include culture transformation, total rewards, employee experience and inclusion, talent management (acquisition, retention and development), equality, compliance and employee diversity. Her 2020 key areas of success were her leadership over human capital, marketing and communications activities supporting the company going public, mergers and acquisition activities (including due diligence and integration), compensation incentive design, infrastructure and roll-out, benefits program innovations, cost mitigation and management, talent acquisition cycle time, senior leadership diversity hires, COVID-19 workforce management and overall workplace productivity initiatives driving strategic efficiencies and a new workplace design.

Mr. Anderson’s individual performance criteria for 2020 included being measured on achieving EBITDA and revenue targets, end-of-year achievement of DSO, margin improvement, his work on continuous improvement initiatives with a focus on Lean Six Sigma practices, safety metrics, contract performance scores from customers and overall growth of the business.

Mr. Moline’s individual performance criteria included being measured on year-over-year growth of revenue and EBITDA, DSO reductions, cash flow management, margin improvement, organic growth, backlog growth, recompete and new business win rates and continuous improvement. Key areas of success under Mr. Moline’s leadership were improving DSO, margin improvements, and successful diligence and efforts integrating two new acquisitions.

Based on the achievement of corporate goals and its review of the individual performance of the NEOs achievement against company-wide goals, as well as achievement of individual goals in each of the three individual performance categories of “Contribute to Growth,” “Demonstrate Integrity” and “Perform with Excellence,” PAE established the bonus percentages set forth in the table below. The percentage bonus for Mr. Cobb was adjusted upward to recognize his extraordinary individual contributions and success in driving key milestone activities related to the Business Combination and acquisitions. Mr. Moline’s personal factor was decreased due to some performance goals not being met.

Named Executive Officer	Base Pay	Target Bonus Percentage	Target Bonus Amount	Bonus Percentage Awarded	Total 2020 LICP Bonus
John E. Heller	$732,009	100%	$732,009	121%	$883,040
Charles D. Peiffer	$537,602	75%	$403,202	122%	$492,270
Paul W. Cobb, Jr.	$400,545	75%	$300,409	125%	$376,915
Charles A. Anderson	$412,000	75%	$309,000	107%	$330,630
Patricia M.C. Munchel	$329,725	60%	$197,835	122%	$241,560
Rene Moline	$325,000	75%	$243,750	100%	$243,750

Long-Term Incentive Compensation

PAE believes that employees in a position to make a substantial contribution to the long-term success of the Company should have a significant stake in that success. Long-term compensation creates a pay-for-performance culture that provides an incentive to contribute to the continued growth and development of PAE’s business and aligns the interests of executive officers with those of its stockholders.

Management Closing RSUs

Under the terms of the Merger Agreement, the Company agreed to issue RSUs representing the right to receive 1,581,960 shares of its Class A Common Stock to certain Company personnel, as designated by the Stockholder Representative. Accordingly, on February 10, 2020, the Board approved, effective immediately upon the effectiveness of a registration statement on Form S-8 filed by the Company with the SEC covering the offer and sale of securities under the PAE Incorporated 2020 Equity Incentive Plan (the “Incentive Plan”) and subject to the NEOs’ continued employment until such time, the following awards of RSUs (the “Management Closing RSUs”) for the NEOs under the Incentive Plan:

Named Executive Officer	Management Closing RSU Award ($)(1)	Management Closing RSU Units (#)
John E. Heller	$5,367,175	797,500
Charles D. Peiffer	$1,480,600	220,000
Paul W. Cobb, Jr.	$938,835	139,500
Charles A. Anderson	$558,590	83,000
Patricia M.C. Munchel	$265,566	39,460
Rene Moline	$561,955	83,500

(1)	The amounts set forth in this column are based on the April 14, 2020 grant date fair value of $6.73.

While the Management Closing RSUs were granted in April 2020, they related to the previously completed Business Combination. The Management Closing RSUs vested in full in February 2021.

2020 RSUs and PSUs

Commencing in 2020, and not including the Management Closing RSUs, PAE awarded the following long-term incentive awards to our NEOs:

•	Time-based restricted stock units, or RSUs, that vest ratably over a four-year period (the “2020 RSUs”); and

•

Performance-based restricted stock units, or PSUs, that cliff vest based upon the achievement of certain performance metrics (described below), measured over a three-year performance period (the “2020 PSUs”).

Each RSU and PSU represents a contingent right to receive one share of our common stock. Vested shares will be delivered to the recipient following each vesting date. The 2020 RSUs and 2020 PSUs were granted under our Incentive Plan. The 2020 RSUs were authorized on March 27, 2020 and granted on May 1, 2020 after our registration statement on Form S-8 became effective and ratably vest in 4 equal installments on each anniversary of February 10, 2021, 2022, 2023 and 2024. The 2020 PSUs were also authorized on March 27, 2020 and granted on May 1, 2020 and have a performance period of January 1, 2020 through December 31, 2022, with payout based on the achievement of the performance measures approved by the Compensation Committee (the “PSU Performance Metrics”). The PSU Performance Metrics for the 2020 PSUs are compound annual growth rate of annual consolidated total operating revenues (“Organic Revenue Growth”) and EBITDA margin.

In 2020, the targeted values of long-term incentive awards for our NEOs are set forth in the table below. Each NEO’s long-term incentive compensation target for 2020 was allocated 40% to RSUs and 60% to PSUs (at target) using a $9.15 per share grant value.

Named Executive Officer	2020 PSU Target Units (#)(1)	2020 RSU Units (#)(1)	2020 Total Long-Term Incentive Target Award ($)(2)
John E. Heller	198,820	132,546	$2,664,183
Charles D. Peiffer	39,173	26,116	$524,924
Paul W. Cobb, Jr.	26,849	17,900	$359,782
Charles A. Anderson	25,442	16,962	$340,928
Patricia M.C. Munchel	21,658	14,438	$290,212
Rene Moline	18,361	12,240	$246,032

(1)

In determining the number of 2020 RSUs and 2020 PSUs, the Compensation Committee used a share price of $9.15, which reflects the average closing price of the Company’s common stock from February 11, 2020 to March 27, 2020, when the grants were authorized.

(2)	The amounts set forth in this column are based on the May 1, 2020 grant date fair value of $8.04.

One-Time Special Equity Grants

In light of the Business Combination and to ensure NEO retention, each NEO was granted an award of time-based RSUs that cliff vest over a 2-year period (the “One-Time RSUs”) under our Incentive Plan. The One-Time RSUs were authorized on March 27, 2020, granted on May 1, 2020 and vest in full in February 2022. These One-Time RSUs were intended to incentivize the NEOs to address a gap year following the vesting of the Management Closing RSUs.

Each One-Time RSU represents a contingent right to receive one share of our common stock upon vesting. Vested shares will be delivered to the recipient within 30 days following the vesting date.

Named Executive Officer	One-Time RSU Award ($)(1)	One-Time RSU Units (#)(2)
John E. Heller	$964,800	120,000
Charles D. Peiffer	$472,382	58,754
Paul W. Cobb, Jr.	$351,951	43,775
Charles A. Anderson	$362,017	45,027
Patricia M.C. Munchel	$289,729	36,036
Rene Moline	$285,573	35,519

(1)	The amounts set forth in this column are based on the May 1, 2020 grant date fair value of $8.04.
(2)

In determining the number of One-Time RSUs, the Compensation Committee used a share price of $9.15, which reflects the average closing price of the Company’s common stock from February 11, 2020 to March 27, 2020, when the grants were authorized.

The Management Closing RSUs, 2020 RSUs, 2020 PSUs and the One-Time RSUs are subject to continued employment through the applicable vesting date, except as described below under “Potential Payments Upon Termination or Change in Control”.

Agreements with NEOs

NEO Employment Agreements

On May 5, 2020, the Company entered into employment agreements (collectively, the “Employment Agreements” and each, an “Employment Agreement”) with each NEO. Each Employment Agreement was approved by the Compensation Committee. A summary description of the Employment Agreements is set forth below. The terms of the Employment Agreements are identical, except to the extent indicated below.

Each Employment Agreement sets forth the applicable NEO’s current position and provides for an annual base salary, a target (and maximum) annual performance bonus as a percentage of annual base salary, eligibility to participate in the Company’s equity plan and any employee benefit plan maintained by the Company for the benefit of its employees generally and severance benefits upon certain qualifying terminations of employment.

Position; Base Salary; Annual Bonus. Each Employment Agreement includes the NEO’s position, annual base salary and target (and maximum) annual bonus as a percentage of annual base salary, each of which were in effect for 2020 (except as otherwise noted), as follows:

•

Mr. Heller was employed as our President and Chief Executive Officer with an annual base salary equal to $732,009, a target annual bonus equal to 100% of base salary and a maximum annual bonus equal to 200% of base salary.

•

Mr. Peiffer was employed as our Executive Vice President and Chief Financial Officer with an annual base salary equal to $537,602, a target annual bonus equal to 75% of base salary and a maximum annual bonus equal to 200% of base salary. On April 12, 2021, in connection with Mr. Peiffer’s additional appointment as Interim President and Chief Executive Officer, the Compensation Committee approved an amendment to Mr. Peiffer’s Employment Agreement to provide for an annual base salary equal to $875,000, a target annual bonus equal to 110% of such base salary and a maximum annual bonus equal to 200% of such base salary for the period of time during which Mr. Peiffer serves as our Interim President and Chief Executive Officer.

•

Mr. Cobb is employed as our Executive Vice President, General Counsel and Secretary with an annual base salary equal to $400,545, a target annual bonus equal to 75% of base salary and a maximum annual bonus equal to 200% of base salary.

•

Mr. Anderson is employed as our President, Global Mission Services with an annual base salary equal to $412,000, a target annual bonus equal to 75% of base salary and a maximum annual bonus equal to 200% of base salary.

•

Ms. Munchel is employed as our Executive Vice President and Chief Human Resources Officer with an annual base salary equal to $329,725.00, a target annual bonus equal to 60% of base salary and a maximum annual bonus equal to 200% of base salary.

•

Mr. Moline is employed as our President, National Security Solutions with an annual base salary equal to $325,000, a target annual bonus equal to 75% of base salary and a maximum annual bonus equal to 200% of base salary.

Term of the Employment Agreements. The initial term of each Employment Agreement is two years, which term will automatically renew for subsequent one-year terms unless either party provides notice of non-renewal at least 60 days prior to the end of the then-current term. If the Company provides notice of non-renewal, the NEO will have the right to terminate his or her employment for Good Reason (as defined in the Employment Agreements) and receive the severance payments and benefits described on pages 55-56.

Other Terms and Provisions.

•	The Employment Agreements include non-competition, non-solicitation of employees and customer restrictions and other customary restrictive covenants.

•

The Employment Agreements provide that if any payments or benefits provided to the NEO would constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and would be subject to the excise tax imposed under Section 4999 of the Code, the payments or benefits will be reduced by the amount required to avoid the excise tax, if such reduction would give the NEO a better after-tax result than if he or she received the full payments and benefits and paid the excise tax.

Severance. PAE considers maintenance of a strong management team essential to its success. To that end, PAE recognizes that the uncertainty that may exist among management with respect to their “at-will” employment with PAE could result in the departure or distraction of management personnel to the Company’s detriment. Accordingly, PAE determined that severance arrangements are appropriate to encourage the continued attention and dedication of certain members of its management team and to allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment. Each Employment Agreement entitles the NEO to severance payments and benefits in the event of certain terminations of employment. For more detail on the severance terms of the Employment Agreements, refer to the section titled “Potential Payments Upon Termination or Change in Control” on page 54.

Participation Plan Termination Agreements

Prior to the Business Combination, the NEOs were granted performance units under the Pacific Architects and Engineers Incorporated 2016 Participation Plan (the “Participation Plan”). These performance units represented the right to receive a payment upon the occurrence of a “Qualifying Event,” under and within the meaning of the Participation Plan, either in the form of a cash payment or, at Platinum Equity’s discretion, a payment in securities depending on the type of consideration paid in connection with the Qualifying Event.

In connection with the entry into the Merger Agreement, the parties agreed to terminate the Participation Plan effective immediately prior to the Closing and the NEOs entered into Participation Plan termination agreements pursuant to which they were entitled to receive a lump-sum payment promptly following the Closing in exchange for a release of claims relating to the Participation Plan. Pursuant to their respective Participation Plan termination agreements, PAE’s named executive officers received the following payments upon the Closing: Mr. Heller—$6,567,195; Mr. Peiffer—$4,038,753; Mr. Cobb—$1,984,891; Mr. Anderson—$400,169; Ms. Munchel—$451,541 and Mr. Moline—$400,128. In addition, the Participation Plan administrator exercised its discretion under the Participation Plan to pay Mr. Heller an additional $250,000 in addition to the amount provided in the release agreement; accordingly, the total amount Mr. Heller received in connection with the termination of the Participation Plan was $6,817,195.

Retirement Plans

PAE sponsors a 401(k) defined contribution plan in which its NEOs may participate, subject to limits imposed by the Code, to the same extent as its other full-time employees. Under this plan for 2020, participants, including NEOs, received an annual matching contribution of 50% of their voluntary contributions up to 6% of their eligible annual income as determined by the Code. PAE believes that providing a vehicle for tax-deferred retirement savings through its 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes its employees, including its NEOs, in accordance with PAE’s compensation policies.

Other Compensation Policies and Practices

Benefits and Perquisites

PAE’s NEOs are generally eligible to participate in the same employee benefit plans and programs as other full-time employees, subject to the terms and eligibility requirements of those plans. However, PAE provides its NEOs with higher levels of coverage under its life insurance, accidental death and dismemberment, long term disability, business travel accident insurance and personal liability plans than PAE provides to non-executive employees generally.

In addition, during 2020, Messrs. Heller, Peiffer and Cobb and Ms. Munchel were eligible for up to an aggregate of $15,000 per year and Messrs. Anderson and Moline were eligible for up to an aggregate of $10,000 per year in reimbursements for airline club memberships, travel application fees, estate planning, legal advice, financial advisory service fees, tax preparation, executive health programs, and alumni or philanthropic donations. PAE believes its executive benefit programs are reasonable and appropriate to support its compensation objectives, namely providing competitive compensation that enables PAE to attract and retain top talent and to support the well-being and financial security of its executives to the benefit of the company. For more detail on the benefits that PAE’s NEOs receive over and above those provided to employees generally, refer to the “2020 Summary Compensation Table” and the accompanying footnotes.

PAE did not provide tax gross-up payments to cover its NEOs’ personal income taxes pertaining to any of the compensation or benefits paid or provided by the Company for 2020.

Compensation Clawback Policy

In 2020, we adopted a Compensation Clawback Policy (the “Clawback Policy”) that provides for recovery of both cash and equity compensation under specified circumstances from employees and, in some cases, former employees. A summary description of our Clawback Policy is set forth below.

Clawback of Equity Compensation Due to Accounting Restatement

Pursuant to the Clawback Policy, in the event the Company is required to prepare an accounting restatement due to material noncompliance:

•

The Company will recover the excess of what would have been paid (the “Excess Amount”) to the Covered Person (as defined below) under the accounting restatement from any employee and any other person designated by the Board (each a “Covered Person”), who received incentive-based equity compensation that is (i) based on performance in a year for which the Company is required to prepare restated financial statements, (ii) granted, earned, or vested based, upon the attainment of a financial reporting measure during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, and (iii) based on the erroneous data (“Equity Incentive Compensation”).

•

The Company will recover the Excess Amount paid to the Participating Employee (as defined below) under the accounting restatement from any current or former employee who received Equity Incentive Compensation and who the Board determines committed any act or omission that contributed to the circumstances requiring the restatement and which such contribution involved either (i) negligence, misconduct, wrongdoing, or a violation of any of the Company’s rules or of any applicable legal or regulatory requirements or (ii) a breach of a fiduciary duty to the Company or its stockholders (each a “Participating Employee”).

•

The Company will recover up to 100% of the Equity Incentive Compensation, if the Board determines that a Covered Person’s or a Participating Employee’s act or omission that contributed to the circumstances requiring the restatement involved either (i) willful, knowing, or intentional misconduct or a willful, knowing or intentional violation of any of the Company’s rules or any applicable legal or regulatory requirements or (ii)  fraud.

Clawback of Cash and Equity Compensation Due to Detrimental Conduct

Pursuant to the Clawback Policy, the Company may recover all or a portion of any compensation of a Covered Person, other than base salary, that was granted or paid during the one-year period preceding the date of the conduct described below or any time thereafter, if the Board determines that the Covered Person: (i) failed to comply with the Company’s policies and procedures, including the Code of Conduct; (ii) violated any law or regulation; or (iii) engaged in willful misconduct (including, but not limited to, bribery or other illegal acts) or fraud; provided, that, in the case of each of the foregoing, the Board determines, in its sole discretion, that the conduct has resulted, or is reasonably likely to result, in a material adverse impact on the Company’s financial results, operations or reputation.

Executive Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines for our named executive officers, which are intended to align their long-term interests with those of our stockholders and to encourage a long-term focus in managing our Company. The requirements for named executive officers are expressed as a multiple of base salary. The Chief Executive Officer is required to maintain a minimum ownership of three times his base salary. All other named executive officers are required to maintain a minimum ownership of two times their base salary. The named executive officers need to achieve the requirements within five years. The Compensation Committee has the authority to amend the stock ownership guidelines.

Impact of Tax and Accounting

Prior to the passage of the Tax Cuts and Jobs Act (the “Tax Act”) in December 2017, Section 162(m) of the Code (“Section 162(m)”) had generally disallowed a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for a company’s chief executive officer and its three other most highly compensated executive officers, other than its chief financial officer (each, a “covered officer”), excluding qualifying performance-based compensation. Under the Tax Act, the performance-based compensation exception to Section 162(m) was repealed for tax years beginning in 2018 and the definition of covered officer was expanded to include a company’s chief financial officer. As a result, compensation paid to our covered officers (including our Chief Financial Officer) in excess of $1 million will not be deductible.

The Compensation Committee believes in the importance of retaining flexibility to approve compensation arrangements that promote the objectives of our compensation program, even if such arrangements may not qualify for full or partial tax deductibility. Accordingly, the Compensation Committee reserves the right to continue to award or approve compensation that is not tax deductible or otherwise limited as to tax deductibility to provide competitive levels of total compensation to our executive officers in a manner designed to incentivize achievement of our strategic goals and objectives and in furtherance of our compensation principles described above.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the CD&A included in this Proxy Statement with members of management, and based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

This Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

THE COMPENSATION COMMITTEE

John P. Hendrickson (Chair)
Paul T. Bader
Marshall A. Heinberg

COMPENSATION RISK MANAGEMENT AND OTHER POLICIES

Risk Management

Our Compensation Committee is responsible for the oversight of our compensation risk profile. The Compensation Committee reviews our compensation approach outlined above to ensure the policies, plan documents and practices do not encourage excessive risk-taking.

The assessment reviews our best practices and ensures:

•	Pay levels are competitive with the relevant market for talent and aligned with the Company’s performance relative to peers.

•	The executive compensation program has appropriate balance of:

•

Fixed versus variable pay – fixed pay (i.e., base salary) comprises a small percentage of target total direct compensation (approximately 13% for the CEO and 27% for the other executive officers, on average); and

•

Short-term versus long-term focus – approximately 75% of variable pay is in the form of long-term incentives for executive officers, on average; 60% of annual target long-term incentive value is performance-based.

•

Long-term incentives strike a reasonable balance between performance and retention, comprised of 60% long-term performance RSUs (three-year cliff vesting) and 40% time-based RSUs (four-year ratable vesting).

•	Incentive plans have appropriate emphasis on both upside and downside opportunity, with earning potential capped at 200% of target.

•	Executive stock ownership requirements as a multiple of salary (CEO 3x, other senior executives 2x) are aligned with market practice.

•	Clawback policy that provides for recovery of both cash and equity compensation under specified circumstances from employees and, in some cases, former employees.

•	Compensation Committee approves all matters related to executive compensation, is supported by an independent advisor, and has the authority to modify incentive plan payouts.

Based on the assessment, the Compensation Committee believes the Company’s compensation programs are balanced and do not create risks reasonably likely to have a material adverse impact on the Company. Accordingly, there were no material adjustments made to our compensation policies and practices. We will continue to monitor our compensation policies and practices to determine whether our risk management objectives are being met with respect to incentivizing the Company’s employees, including our executive officers.

Anti-Hedging and Anti-Pledging Policies

Under our Insider Trading Policy, we prohibit our Board members and employees, including our executive officers, from hedging the risk associated with ownership of shares of our common stock and other securities, as well as from pledging any of our securities as collateral for a loan.

COMPENSATION TABLES

The following tables contain information concerning the compensation of our NEOs.

2020 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)(4)
John E. Heller, Chief Executive Officer	2020	$732,009		$8,996,158	$883,040	$7,715,305	$18,326,512
	2019	$732,009	—	—	$951,612	$21,148	$1,704,769
	2018	$732,009	—	—	$781,969	$19,912	$1,533,890
Charles D. Peiffer, Chief Financial Officer	2020	$537,602	—	$2,477,906	$492,270	$4,544,775	$8,052,553
	2019	$537,602	—	—	$524,162	$32,235	$1,093,998
	2018	$537,602	—	—	$430,720	$67,248	$1,035,570
Paul W. Cobb, Jr., General Counsel	2020	$400,545	—	$1,650,568	$376,915	$2,126,739	$4,554,767
	2019	$400,545	—	—	$390,531	$16,574	$807,650
	2018	$400,545	$50,000	—	$320,912	$14,552	$786,009
Charles A. Anderson, President, GMS	2020	$412,000	—	$1,261,535	$330,630	$413,025	$2,417,190
	2019	$412,000	—	—	$384,396	$14,311	$810,707
	2018	$412,000	$100,000	—	$382,619	$17,926	$912,545
Patricia M.C. Munchel, Chief Human Resources Officer	2020	$329,725	—	$845,507	$241,560	$468,895	$1,885,687
Rene Moline, President, NSS	2020	$325,000	—	$1,093,560	$243,750	$413,813	$2,076,123
	2019	$325,000	—	—	$243,750	$14,554	$583,304

(1)

Amounts in this column consist of the 2020 PSUs, 2020 RSUs, One-Time RSUs and Management Closing RSUs. Amounts are based on the aggregate grant date fair value determined in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). For assumptions used in determining these values, see Note 14 of the Consolidated Financial Statements contained in our 2020 Annual Report. Amounts shown in this column include the following, with the values of the 2020 PSUs shown at target:

Named Executive Officer	2020 RSUs	2020 PSUS (at target)	One-Time RSUs	Management Closing RSUs*
John E. Heller	$1,065,670	$1,598,513	$964,800	$5,367,175
Charles D. Peiffer	$209,973	$314,951	$472,382	$1,480,600
Paul W. Cobb, Jr.	$143,916	$215,866	$351,951	$938,835
Charles A. Anderson	$136,374	$204,554	$362,017	$558,590
Patricia M.C. Munchel	$116,082	$174,130	$289,729	$265,566
Rene Moline	$98,410	$147,622	$285,573	$561,955

If the 2020 PSUs were earned at the maximum level (200% of target), the following amounts would become issuable: Mr. Heller—$3,197,026; Mr. Peiffer—$629,902; Mr. Cobb—$431,732; Mr. Anderson—$409,107; Ms. Munchel—$348,261 and Mr. Moline—$295,245.

*	The Management Closing RSUs were granted in April 2020 in connection with the previously completed Business Combination. The Management Closing RSUs vested in full in February 2021.
(2)

Amounts represent the annual incentive compensation awarded in recognition of performance under the LICP. For additional information regarding the LICP for 2020, refer to the 2020 Grants of Plan-Based Awards table below.

(3)	Amounts for 2020 consist of the components outlined in the table below.

Named Executive Officer	401(k) Match ($)	Travel Insurance ($)(i)	Executive Benefits – Reimbursed ($)(ii)	Enhanced Executive H&W Benefits ($)(iii)	Charitable Donations $(iv)	Change in Control Payments – Termination of Participation Plan ($)(v)	Change in Control Payments – Indemnification Escrow ($)(vi)	Total All Other Compensation ($)
John E. Heller	$7,561	$5,302	$5,335	$4,974	$1,500	$6,817,195	$873,438	$7,715,305
Charles D. Peiffer	$9,250	$2,419	$7,500	$9,510	—	$4,038,753	$477,343	$4,544,775
Paul W. Cobb, Jr.	$7,941	$2,419	$15,000	$4,974	—	$1,984,891	$111,514	$2,126,739
Charles A. Anderson	$7,428	$2,419	$1,475	$1,534	—	$400,169	—	$413,025
Patricia M.C. Munchel	$9,623	$2,419	$1,850	$3,462	—	$451,541	—	$468,895
Rene Moline	$5,625	$2,419	$667	$4,974	—	$400,128	—	$413,813

(i)	Amounts represent the cost to PAE of providing enhanced business travel accident insurance coverage.
(ii)	Amounts represent reimbursements for estate and financial planning and/or airline club memberships.
(iii)	Amounts represent the cost to PAE of providing enhanced executive health and welfare benefits.
(iv)	Amount represents charitable donations made by PAE at the NEO’s direction. PAE provides each NEO the opportunity to request up to $1,500 in charitable donations annually.
(v)

Amount includes the lump-sum payment made in connection with the Business Combination and the termination of the Participation Plan pursuant to the Participation Plan termination agreements. Amount also includes the payment by the Company to certain members of PAE management in connection with a post-closing adjustment related to the Business Combination in the following amounts: Mr. Heller—$378,000, Mr. Peiffer—$168,000, Mr. Cobb—$103,364, Mr. Anderson—$62,407, Ms. Munchel—$29,182 and Mr. Moline—$62,400. See the section entitled “Participation Plan Termination Agreements” on page 46 for additional information.

(vi)	Amounts represent indemnification escrow payments made in connection with a prior transaction.

(4)

The following table shows the compensation paid or otherwise awarded to the NEOs for 2020 in connection with the Business Combination and the compensation paid or otherwise awarded to the NEOs for 2020 other than in connection with the Business Combination.

Named Executive Officer	Management Closing RSUs	Change in Control Payments – Termination of Participation Plan	Total 2020 Compensation Related to Business Combination	Total 2020 Compensation Unrelated to Business Combination
John E. Heller	$5,367,175	$6,817,195	$12,184,370	$6,142,142
Charles D. Peiffer	$1,480,600	$4,038,753	$5,519,353	$2,533,200
Paul W. Cobb, Jr.	$938,835	$1,984,891	$2,923,726	$1,631,041
Charles A. Anderson	$558,590	$400,169	$958,759	$1,458,431
Patricia M.C. Munchel	$265,566	$451,541	$717,107	$1,168,580
Rene Moline	$561,955	$400,128	$962,083	$1,114,040

2020 Grants of Plan-Based Awards

Name	Type of Award	Grant Date		Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(6)
					Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John E. Heller	PSU	5/1/20		—				49,705	198,820	397,640		1,598,513
	RSU	4/14/20	(3)	2/10/20							797,500	5,367,175
	RSU	5/1/20	(4)	—							132,546	1,065,670
	RSU	5/1/20	(5)	—							120,000	964,800
	LICP	—		—	109,801	732,009	1,464,018
Charles D. Peiffer	PSU	5/1/20		—				9,793	39,173	78,346		314,951
	RSU	4/14/20	(3)	2/10/20							220,000	1,480,600
	RSU	5/1/20	(4)	—							26,116	209,973
	RSU	5/1/20	(5)	—							58,754	472,382
	LICP	—		—	60,480	403,202	806,404
Paul W. Cobb, Jr.	PSU	5/1/20		—				6,712	26,849	53,698		215,866
	RSU	4/14/20	(3)	2/10/20							139,500	938,835
	RSU	5/1/20	(4)	—							17,900	143,916
	RSU	5/1/20	(5)	—							43,775	351,951
	LICP	—		—	45,061	300,409	600,818
Charles A. Anderson	PSU	5/1/20		—				6,361	25,442	50,884		204,554
	RSU	4/14/20	(3)	2/10/20							83,000	558,590
	RSU	5/1/20	(4)	—							16,962	136,374
	RSU	5/1/20	(5)	—							45,027	362,017
	LICP	—		—	46,350	309,000	618,000
Patricia M.C. Munchel	PSU	5/1/20		—				5,415	21,658	43,316		174,130
	RSU	4/14/20	(3)	2/10/20							39,460	265,566
	RSU	5/1/20	(4)	—							14,438	116,082
	RSU	5/1/20	(5)	—							36,036	289,729
	LICP	—		—	29,675	197,835	395,670
Rene Moline	PSU	5/1/20		—				4,590	18,361	36,722		147,622
	RSU	4/14/20	(3)	2/10/20							83,500	561,955
	RSU	5/1/20	(4)	—							12,240	98,410
	RSU	5/1/20	(5)	—							35,519	285,573
	LICP	—		—	36,563	243,750	487,500

(1)

Represents awards to be made under the LICP for 2020. The threshold amount is calculated based on threshold level achievement of the EBITDA (75%) and DSO (68) goals. The maximum amount payable is 200% of the executive’s annual base salary. For additional information regarding the LICP for 2020, refer to the “Compensation Discussion and Analysis—Elements of PAE’s Executive Compensation Program—Annual Leadership Incentive Compensation” above.

(2)

These columns report the number of PSUs that may be earned pursuant to the awards originally granted under the Incentive Plan. The amounts reflect threshold (50%), target (100%) and maximum (200%) performance levels. The PSUs cliff vest in February 2023, with payout based on the achievement of 3-year performance measures approved by the Compensation Committee. For additional information regarding the 2020 PSUs, refer to the “Compensation Discussion and Analysis—Elements of PAE’s Executive Compensation Program—Long-Term Incentive Compensation” above.

(3)

Represents the Management Closing RSUs granted in April 2020 under the Incentive Plan. For additional information regarding the Management Closing RSUs, refer to the “Compensation Discussion and Analysis—Elements of PAE’s Executive Compensation Program—Long-Term Incentive Compensation” above.

(4)

Represents the 2020 RSUs granted in May 2020 under the Incentive Plan. For additional information regarding the 2020 RSUs, refer to the “Compensation Discussion and Analysis—Elements of PAE’s Executive Compensation Program—Long-Term Incentive Compensation” above.

(5)

Represents the One-Time RSUs granted in May 2020 under the Incentive Plan. For additional information regarding the One-Time RSUs, refer to the “Compensation Discussion and Analysis—Elements of PAE’s Executive Compensation Program—Long-Term Incentive Compensation” above.

(6)

The values set forth in this column reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. The values set forth in this table may not correspond to the actual values that will be realized by the NEOs.

Outstanding Equity Awards at 2020 Fiscal Year End

	STOCK AWARDS
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(4)
John E. Heller	1,050,046	$9,639,422	49,705	$456,292
Charles D. Peiffer	304,870	2,798,707	9,793	89,900
Paul W. Cobb, Jr.	201,175	1,846,787	6,712	61,616
Charles A. Anderson	144,989	1,330,999	6,361	58,394
Patricia M.C. Munchel	89,934	825,594	5,415	49,710
Rene Moline	131,259	1,204,958	4,590	42,136

(1)

Includes Management Closing RSUs, 2020 RSUs and One-Time RSUs. The Management Closing RSUs cliff vested on February 10, 2021. The 2020 RSUs vest in 4 equal installments on each anniversary of February 10, 2021, 2022, 2023 and 2024. The One-Time RSUs cliff vest on February 10, 2022.

(2)	The market values for RSUs and PSUs were determined by multiplying the closing market price per share for our common stock on December 31, 2020 ($9.18) by the number of shares relating to such awards.
(3)

Includes the 2020 PSUs shown at threshold performance. The performance period for the 2020 PSUs is January 1, 2020 through December 31, 2022. The PSU Performance Metrics for the 2020 PSUs are Organic Revenue Growth and EBITDA margin.

(4)	The actual payout values under the programs depend upon, among other things, the Company’s actual performance through the end of the performance period and the Company’s future stock price.

Option Exercises and Stock Vested in 2020

None of PAE’s NEOs exercised any option awards or vested in any stock awards in 2020.

2020 Pension Benefits Table

None of PAE’s NEOs participated in any defined benefit pension plans in 2020.

2020 Nonqualified Deferred Compensation Table

None of PAE’s NEOs participated in any non-qualified deferred compensation plans in 2020.

Potential Payments upon Termination or Change in Control

Employment Agreements

As discussed on page 46, PAE entered into Employment Agreements with each of its NEOs that entitle the NEOs to severance payments and benefits in the event of certain terminations of employment. The severance terms of these arrangements which were in effect for 2020 were the same for each NEO and are described below.

Severance upon Termination without Cause or for Good Reason

Each Employment Agreement provides for the following payments in the event the Company terminates the NEO’s employment without “Cause” or if the NEO resigns for “Good Reason,” each as defined in each Employment Agreement, subject to the NEO’s execution of an effective release of claims in favor of the Company: (a) severance equal to the sum of the NEO’s then current annual base salary and the average bonus paid to the NEO for the three fiscal years prior to the year in which the NEO’s termination occurs, payable in equal installments over the 12-month period following the NEO’s termination of employment (the “Severance Period”); (b) a prorated annual bonus for the fiscal year in which the termination occurs, based on actual performance (the “Pro-Rated Bonus”); (c) reimbursement of the NEO’s health insurance premiums during the Severance Period; (d) monthly cash payments (including reimbursement for taxes) to permit the NEO to purchase life insurance coverage at the same benefit level and cost as provided to active senior management employees of the Company during the Severance Period; and (e) reasonable outplacement services during the Severance Period.

Severance upon Death or Disability

In the event the NEO’s employment terminates as a result of the NEO’s death or disability, the NEO will be entitled to receive the Pro-Rated Bonus.

Incentive Plan

Pursuant to the terms of the Incentive Plan, in connection with certain corporate transactions and events affecting our Class A Common Stock, including a Change in Control (as defined in the Incentive Plan), the plan administrator has broad discretion to take action under the Incentive Plan to prevent the dilution or enlargement of intended benefits or facilitate the transaction or event. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and replacing or terminating awards under the Incentive Plan. In addition, the awards granted under the Incentive Plan provide for treatment in connection with termination of employment under certain circumstances, including in connection with a Change in Control (as defined below).

Death, Disability or Retirement

Assuming a December 31, 2020 termination date, if an NEO’s employment terminates on account of death, disability or Retirement (which is defined for purposes of the 2020 PSUs, 2020 RSUs and Management Closing RSUs as attainment of age 65 with five years of service), the NEO’s PSUs will vest in the number of 2020 PSUs that would otherwise have vested at the end of the performance period based on the achievement of the PSU Performance Metrics, pro-rated based on the number of days the NEO was employed during the performance period. If an NEO’s employment terminates on account of death, disability or Retirement, any unvested 2020 RSUs and any unvested Management Closing RSUs will immediately vest, and in the case of death or disability, any unvested One-Time RSUs will immediately veste.

Change in Control

In the event that a Change in Control (as defined below) occurs during the performance period and the 2020 PSUs are assumed in such Change in Control, the 2020 PSUs will be converted into a number of PSUs (the “Change in Control Amount”) equal to the greater of the target number of 2020 PSUs and the actual number of 2020 PSUs that would have been earned based on the achievement of the PSU Performance Metrics as of the date of the Change in Control. The Change in Control Amount will remain subject to time-based vesting conditions until the otherwise applicable vesting date of the 2020 PSUs. However, if an NEO’s employment is terminated by the Company without Cause or the NEO resigns for Good Reason upon or within 12 months following the Change in Control and before the vesting date, then upon such termination, the NEO will receive the Change in Control Amount, pro-rated based on the number of days the NEO was employed during the performance period. In addition, if an NEO’s employment terminates on account of Retirement, death or disability following the Change in Control and before the vesting date, then upon such termination, the NEO will receive the Change in Control Amount, pro-rated based on the number of days the NEO was employed during the performance period. If the 2020 PSUs are not assumed in a Change in Control, each NEO will become vested in the Change in Control Amount as of the date of the Change in Control.

In the event that a Change in Control occurs and the 2020 RSUs, Management Closing RSUs and One-Time RSUs are assumed in such Change in Control, they will remain subject to their original vesting schedules. However, if an NEO’s employment is terminated by the Company without Cause or the NEO terminates employment for Good Reason, in either case, upon or within 12 months following the Change in Control, any unvested 2020 RSUs and any unvested One-Time RSUs will immediately vest. If the 2020 RSUs, Management Closing RSUs and One-Time RSUs are not assumed in a Change in Control, any unvested RSUs will become vested as of the date of the Change in Control.

For purposes of the 2020 PSUs, the 2020 RSUs, Management Closing RSUs and the One-Time RSUs, “Change in Control” generally means (i) the acquisition of 50% or more of the combined voting power of our outstanding securities by any person or group; (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) any reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets or the acquisition of assets or stock of another entity, in each case other than a transaction that: (A) results in the voting securities of the Company immediately before the transaction continuing to represent at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction and (B) after which no person or group owns voting securities representing 50% or more of the combined voting power of the successor entity.

Amendments to Employment Agreements

On April 12, 2021, the Compensation Committee, in order to encourage retention of our NEOs, which is especially critical given the leadership transition we experienced in the Chief Executive Officer position in March 2021, approved amendments to the Employment Agreements with each of Messrs. Peiffer, Cobb and Moline and Ms. Munchel to provide each such NEO with enhanced severance protection if such NEO’s employment is terminated by the Company without Cause or if such NEO resigns for Good Reason, during the period beginning on April 13, 2021 and ending on March 18, 2024. In the event of such termination, subject to the NEO’s execution of an effective release of claims in favor of the Company, each such NEO will receive: (a) severance equal to 1.5 times the sum of the NEO’s then current annual base salary and the average bonus paid to the NEO for the three fiscal years prior to the year in which the NEO’s termination occurs, payable in equal installments over the 18-month period following the NEO’s termination of employment (the “Enhanced Severance Period”); (b) the Pro-Rated Bonus; (c) reimbursement of the NEO’s health insurance premiums during the Enhanced Severance Period; (d) monthly cash payments (including reimbursement for taxes) to permit the NEO to purchase life insurance coverage at the same benefit level and cost as provided to active senior management employees of the Company during the Enhanced Severance Period; (e) reasonable outplacement services during the Enhanced Severance Period; (f) any unvested RSUs previously granted to the NEO that would have otherwise vested within 12 months following such termination of employment shall vest upon such termination; and (g) a pro-rata portion of any outstanding PSUs, equal to the number of PSUs that would otherwise vest at the end of the applicable performance period based on the achievement of the applicable performance goals, pro-rated based on the number of days the NEO was employed during the applicable performance period.

Potential Value of Termination Benefits

The following table shows potential payments to PAE’s NEOs under the various severance and other arrangements and agreements that were in effect on December 31, 2020 for various scenarios involving a termination of employment, assuming a December 31, 2020 termination date.

Name / Triggering Event	Form of Payment
	Cash Severance(5)	Pro-Rated Bonus(6)	LTI Award Acceleration(7)(8)	Benefit Continuation(9)	Outplacement Services	Total
John E. Heller*
Qualified Termination and Change in Control(1)	$1,553,872	$732,009	$10,247,811	$84,813	$15,000	$12,633,505
Death / Disability(2)		$732,009	$10,247,811	—	—	$10,979,820
Without Cause by the Company / For Good Reason by the NEO(3)	$1,553,872	$732,009	—	$84,813	$15,000	$2,385,694
Charles D. Peiffer
Qualified Termination and Change in Control(1)	$990,296	$403,201	$2,734,976	$109,954	$15,000	$4,253,427
Death / Disability(2)		$403,201	$2,734,976			$3,138,177
Retirement(4)	—	—	$2,379,214	—	—	$2,379,214
Without Cause by the Company / For Good Reason by the NEO(3)	$990,296	$403,201	—	$109,954	$15,000	$1,518,451
Paul W. Cobb, Jr.
Qualified Termination and Change in Control(1)	$737,829	$300,409	$1,928,944	$77,543	$15,000	$3,059,725
Death / Disability(2)		$300,409	$1,928,944			$2,229,353
Without Cause by the Company / For Good Reason by the NEO(3)	$737,829	$300,409	—	$77,543	$15,000	$1,130,781
Charles A. Anderson
Qualified Termination and Change in Control(1)	$770,672	$309,000	$1,408,852	$7,776	$15,000	$2,511,300
Death / Disability(2)		$309,000	$1,408,852			$1,717,852
Without Cause by the Company / For Good Reason by the NEO(3)	$770,672	$309,000	—	$7,776	$15,000	$1,102,448
Patricia M.C. Munchel
Qualified Termination and Change in Control(1)	$551,844	$197,835	$891,868	$44,762	$15,000	$1,701,309
Death / Disability(2)		$197,835	$891,868			$1,089,703
Without Cause by the Company / For Good Reason by the NEO(3)	$551,844	$197,835	—	$44,762	$15,000	$809,441
Rene Moline
Qualified Termination and Change in Control(1)	$560,068	$243,750	$1,261,142	$68,489	$15,000	$2,148,449
Death / Disability(2)		$243,750	$1,261,142			$1,504,892
Without Cause by the Company / For Good Reason by the NEO(3)	$560,068	$243,750	—	$68,489	$15,000	$887,307

*

As previously disclosed, on March 15, 2021, John E. Heller resigned from his position as President and Chief Executive Officer, effective March 19, 2021. In connection with such resignation, Mr. Heller did not receive any severance. Upon such termination, all of Mr. Heller’s unvested equity awards were forfeited. The information set forth in the table for Mr. Heller provides the payments that would have been due to Mr. Heller for various other scenarios involving a termination of employment, assuming a December 31, 2020 termination date.

(1)

Represents a termination that is without cause by the Company or for good reason by the NEO and occurs within the 12-month period following a change in control (i.e., double-trigger). For all amounts other than those set forth in the LTI Award Acceleration column, the amounts do not require a change in control event. However, the NEO would be entitled to such amounts upon his or her termination without cause or for good reason pursuant to his or her respective employment agreement.

(2)	Represents a termination that is a result of death or disability.
(3)	Represents a termination that is without cause by the Company or for good reason by the NEO.
(4)	Represents a termination that is a result of retirement. As of December 31, 2020, only Mr. Peiffer was eligible for retirement.
(5)

Pursuant to the Employment Agreements as in effect on December 31, 2020, in the event of a termination that is without Cause by the Company or for Good Reason by the NEO, each NEO is entitled to severance equal to the sum of the NEO’s then current annual base salary and the average bonus paid to the NEO for the three fiscal years prior to the year in which the NEO’s termination occurs, payable in equal installments over the 12-month period following the NEO’s termination of employment.

(6)

Pursuant to the Employment Agreements as in effect on December 31, 2020, in the event of a termination that is without Cause by the Company or for Good Reason by the NEO or as a result of death or disability, each NEO is entitled to his or her pro-rated bonus.

(7)

Amounts shown were determined by multiplying the closing market price per share for our common stock on December 31, 2020 ($9.18) by the number of shares relating to such awards. With respect to the 2020 PSUs, which are shown as 1/3 of target, it is assumed that the target number of the 2020 PSUs granted would vest at the end of the performance period based on achievement of the performance goals.

(8)

With respect to the amounts shown in the event of a termination that is without Cause by the Company or for Good Reason by the NEO that occurs within the 12-month period following a change in control, it is assumed that the equity awards (the 2020 RSUs, the Management Closing RSUs the One-Time RSUs, and the 2020 PSUs) are assumed in the change in control transaction. In the event the equity awards are not assumed by the surviving entity, the equity awards would become fully vested upon the change in control.

(9)	The amounts shown in this column represent the difference between the cost of COBRA for the NEO and the cost the NEO paid for the benefits coverage.

Other Change in Control Payments

Other than with respect to the termination of the Participation Plan, PAE’s NEOs were not entitled to any payments or benefits upon a change in control during 2020. For additional information regarding the payments made pursuant to the termination of the Participation Plan, see the section entitled “Participation Plan Termination Agreements” on page 46.

DIRECTOR COMPENSATION

Directors who are employees of the Company do not receive additional compensation for serving as directors. The table below sets forth the compensation for independent directors of the Company during fiscal 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
Paul T. Bader	$64,011	$75,450	$139,461
Marshall A. Heinberg	$142,424	$90,539	$232,963
John P. Hendrickson	$64,011	$75,450	$139,461

(1)

The amounts set forth in this column are based on the April 14, 2020 grant date fair value of $6.73. Amounts are based on the aggregate grant date fair value determined in accordance with ASC 718. For assumptions used in determining these values, see Note 14 of the Consolidated Financial Statements contained in our 2020 Annual Report.

(2)

In determining the number of RSUs, the Compensation Committee used a share price of $11.15, which reflects the closing price of the Company’s common stock on February 10, 2020 when the grants were authorized.

(3)

As of December 31, 2020, each of Mr. Bader and Mr. Hendrickson had 11,211 restricted stock units outstanding and Mr. Heinberg had 13,453 restricted stock units outstanding. All of the restricted stock units vested on February 9, 2021.

The Compensation Committee is charged with reviewing and making recommendations to the Board regarding director compensation. In making its recommendations, the Compensation Committee considers the overall size of the Board, the significant time committed by each of our directors to the performance of their duties, as well as peer data and input from the Compensation Committee’s independent compensation consultant.

On February 10, 2020, the Board approved cash and equity-based compensation payable to the Company’s independent directors for service on the Board. Each of the Company’s independent directors other than the chairman of the Board is paid an annual cash retainer of $100,000 and also receives an annual equity award with a grant date fair value of approximately $125,000. In 2020, such equity award was granted in the form of restricted stock units (“2020 Director RSUs”) under the Incentive Plan.

The chairman of the Board is paid an annual cash retainer of $200,000, $22,500 for medical insurance costs and receives an annual equity award with a grant date fair value of approximately $150,000. In 2020, such equity award was granted in the form of 2020 Director RSUs under the Incentive Plan.

The 2020 Director RSUs vested in full on February 9, 2021.

Additionally, the Company reimburses directors for reasonable and customary travel and related expenses in connection with attending Board and committee meetings and related business activities.

Director Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines for our non-employee directors, which are intended to align their long-term interests with those of our stockholders and to encourage a long-term focus in managing our Company. The requirements for non-employee directors are expressed as a multiple of their annual retainer. All non-employee directors are required to maintain a minimum ownership of three times their annual retainer. The non-employee directors need to achieve the requirements within five years.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020 regarding compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,204,336	N/A	4,576,727

Equity compensation plans not approved by security holders	0	N/A	0

Totals	3,204,336	N/A	4,576,727

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities regarding the Company’s financial accounting and reporting processes, system of internal control, audit process and process for monitoring compliance with laws and regulations.

Management has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, accounting principles and internal controls. Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and rendering opinions on whether the financial statements are in conformity with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management of the Company and EY, the audited consolidated financial statements of the Company for the year ended December 31, 2020 (the “Audited Financial Statements”), and their assessment of the effectiveness of internal control over financial reporting. To ensure independence, the Audit Committee met separately with EY and members of the Company’s management. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to the auditing standards of the PCAOB Auditing Standard No. 1301 (Communications with Audit Committees). In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB and it has discussed with the independent registered public accounting firm its independence from the Company.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

This Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

THE AUDIT COMMITTEE

Paul T. Bader (Chair)

John P. Hendrickson

Marshall A. Heinberg

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table presents the Company’s fees for services performed by its independent registered public accounting firm, EY, during fiscal year 2020 and 2019.

The Audit Committee pre-approves all audit, audit-related, tax and other services performed by our independent auditors. Unless the type of service has previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform it. All services were pre-approved in accordance with the Audit Committee’s pre-approval policy. The Audit Committee considered and concluded that the provision of these services by EY was compatible with the maintenance of the auditor’s independence.

(Amounts in thousands)	2020	2019
Audit fees(1)	$5,825	$3,684
Audit-related fees(2)	$801	618
Tax fees(3)	$1,339	$505
All other fees	—	—

Total	$7,965	$4,807

(1)

Audit fees principally include those for services related to the audit and quarterly reviews of the Company’s consolidated financial statements, statutory audits and consultation on accounting matters.

(2)	Audit-related fees principally include those for services related to mergers and acquisitions due diligence and employee benefit plan audits.
(3)	Tax fees principally include domestic and foreign tax compliance and advisory services.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Audit Committee has appointed EY as the independent auditor to perform an integrated audit of the Company for the year ending December 31, 2021. EY served as our independent auditor for the year ended December 31, 2020.

Although stockholder ratification is not required by our Certificate of Incorporation, Bylaws or otherwise, the Board believes it is advisable to provide stockholders an opportunity to ratify this selection and is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If the stockholders do not vote on an advisory basis in favor of EY, the Audit Committee will reconsider whether to hire the firm and may retain EY or hire another firm without resubmitting the matter for stockholders to approve. Even if the selection is ratified, the Audit Committee retains the discretion at any time to appoint a different independent auditor if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

We expect that a representative of EY will participate in the Annual Meeting by virtually attending and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm and the independent registered public accounting firm’s performance.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for fiscal year 2021.

PROPOSAL 3: ADVISORY VOTE ON COMPANY’S 2020 EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Board is providing stockholders with a non-binding advisory vote on the compensation paid to our named executive officers in 2020, as disclosed in the CD&A, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement, commonly referred to as the “Say-on-Pay” vote.

The Say-on-Pay vote is advisory; therefore, the result will not be binding on the Company, the Board, or the Compensation Committee and it will not affect, limit, or augment any existing compensation or awards. The Board and the Compensation Committee, however, value the opinions of our stockholders and will review and consider the voting results when making future compensation decisions for our named executive officers. As set forth in Proposal 4, the Company is providing stockholders with an advisory vote on the frequency of say-on-pay votes at the Annual Meeting. The Board and the Compensation Committee will consider the outcome of the vote in its determination of how frequently we should conduct a say-on-pay vote going forward.

You should read the CD&A and the compensation tables in determining whether to approve this proposal.

The Board submits the following resolution for a stockholder vote at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the executive compensation tables and the related narrative discussion, is hereby APPROVED.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers in 2020 as disclosed in this Proxy Statement.

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Our Company’s stockholders are asked to cast an advisory vote to approve the compensation paid to our named executive officers in 2020 as described in this Proxy Statement. At least once every six years, the Dodd-Frank Act enables our stockholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. We are seeking an advisory, non-binding determination from our stockholders as to the frequency with which stockholders would like to have an opportunity to provide an advisory approval of our executive compensation program. We are providing stockholders the option of selecting a frequency of every one, two or three years, or abstaining.

For the reasons described below, we recommend that our stockholders select a frequency of every one year.

•

A one-year time period between advisory votes will enhance our Board’s understanding of the reasons for positive or negative vote results. An annual vote will provide near-immediate feedback on compensation decisions and allow the Board to link the results of each advisory vote to specific compensation actions or decisions.

•

Many of our compensation decisions, including salary adjustments and determination of annual cash incentive awards and long-term incentive awards, are made annually. An annual advisory vote aligns with the timing of these decisions and allows our stockholders a formal opportunity to express their view on each year’s compensation decisions.

•

An annual advisory vote is consistent with corporate governance principles that encourage regular engagement with stockholders. The Board considers frequent solicitation of our stockholders’ views, including on matters of executive compensation, as an important component of corporate governance.

Based on the factors discussed above, our Board recommends that future say-on-pay votes occur every year until the next frequency vote. Stockholders are not being asked to approve or disapprove our Board’s recommendation, but rather to indicate their choice among the following say-on-pay frequency options: every one year, every two years or every three years, or to abstain from voting.

With respect to this proposal, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders.

This vote is advisory and therefore not binding on our Company, our Compensation Committee or our Board. Although the vote is non-binding, our Board values the opinions of our stockholders and will take into account the outcome of the vote when considering how frequently we should conduct a say-on-pay vote going forward. However, because this vote is advisory and not binding on our company or our Board, our Board may decide that it is in our Company’s and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The Board of Directors recommends a vote for the option of ONE YEAR for the frequency of future advisory votes to approve executive compensation.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Annual Meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the Annual Meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

FORWARD-LOOKING STATEMENTS

This proxy statement contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to management’s assumptions, expectations, projections, intentions and/or beliefs about future events or occurrences, and include, but are not limited to, statements about PAE’s possible or assumed future results of operations and cash flows, financial results, business strategies, debt levels, competitive position, industry environment, potential growth opportunities, potential impact of COVID-19, effects of regulation, backlog, estimation of resources for contracts, risks related to IDIQ contracts, risks related to integration of acquisitions, strategy for and management of growth, needs for additional capital, risks related to U.S. government contracting generally, including congressional approval of appropriations, and bid protests. These forward-looking statements are based on PAE’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this proxy statement, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

WEBSITES

The information contained on the websites referenced in this Proxy Statement are not incorporated by reference into this filing. Further, references to website URLs are intended to be inactive textual references only.

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of GAAP net income to adjusted EBITDA, a non-GAAP Financial Measure

(Amounts in thousands)	December 31, 2018	December 31, 2019	December 31, 2020
Net income (loss) attributed to Shay/PAE Incorporated (1)	$(34,459)	$(49,809)	$15,290
Interest expense, net	$84,360	$86,011	$73,857
Provision for taxes	$(2,661)	$(9,131)	$3,083
Depreciation and amortization	$50,239	$46,081	$43,655
M&A costs	$4,456	$13,172	$27,385
Disposal of assets	$31,675	$44,436	—
Non-core expenses (2)	$7,325	$10,963	$2,061
Non-cash items (3)	$7,866	$4,437	—
Out-of-period adjustments (4)	$8,169	$13,069	—
Sponsor fees (5)	$5,029	$5,077	—
Equity based compensation (6)	—	—	$12,308
Other (7)	$(4,606)	$2,425	$2,595
Adjusted EBITDA	$157,393	$166,731	$180,234
Adjusted EBITDA margin	6.0%	6.0%	6.6%

(1)

For the periods ended December 31, 2018 and December 31, 2019, reflects net income (loss) attributed to Shay, and for the period ended December 31, 2020, reflects net income (loss) attributed to PAE Incorporated.

(2)	Non-core expenses include certain professional fees, gain/loss on disposal of fixed assets, settlements and certain severance costs.
(3)	Non-cash items include idle facilities charges for facilities the Company no longer occupies, pension curtailment costs and unrealized FX gains/losses.
(4)	Forward loss accruals include adjustments related to future expected losses recognized in the current period.
(5)

Sponsor fees include management fees and out of pocket expenses paid to the Company’s former private equity sponsor for general management, transactional, financial and other corporate advisory services.

(6)	Equity based compensation reflects costs associated with the issuance of restricted stock units and performance-based restricted stock units to PAE employees and independent directors.
(7)	Other costs include adjustments to offset capitalized internal labor and state income taxes that were not captured in reported income tax expense.

Non-GAAP Financial Measures

The Company uses EBITDA, adjusted EBITDA, and adjusted EBITDA margin as supplemental non-GAAP measures of performance. PAE defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes, and (iii) depreciation and amortization. Adjusted EBITDA excludes certain amounts included in EBITDA as provided in the reconciliations provided above. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenues expressed as a percentage.

For 2020 and 2019, the Company’s net income was impacted by certain events, as described in the footnotes to the reconciliation tables, that do not reflect the cost of our operations and which may affect the period-over-period assessment of operating results. The non-GAAP financial measures demonstrate the impact of these events.

During 2019 substantially all the assets of PAE ISR LLC (“ISR”) were sold. The Company believes that it is helpful for investors to be able to evaluate the performance of PAE’s underlying business based on excluding ISR’s operations during the year. To calculate the loss, adjusted EBITDA and adjusted operating income without ISR, the Company removed ISR from its revenue and loss metrics for fourth quarter and full year of 2019.

A-1

These non-GAAP measures of performance are used by management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s Board utilize these non-GAAP measures to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. PAE believes these non-GAAP measures are useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance.

A-2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
Vote by Internet – Q U I C K « « « E A S Y I M M E D I A T E – 24 Hours a Day, 7 Days a Week or by Mail

        PAE INCORPORATED

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically online must be received by 11:59 p.m., Eastern Daylight Time (EDT), on June 16, 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit:

http://cstproxy.com/pae/2021

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 and 3 and

“ONE YEAR” for PROPOSAL 4.

1.	Election of two nominees to serve as Class I directors on the Board of Directors for a term of 3 years.

	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
(1) John P. Hendrickson (2) Mary M. Jackson	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

2.	Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To recommend, on a non-binding advisory basis, the frequency of future advisory votes to approve named executive officer compensation.	1 Year ☐	2 Years ☐	3 Years ☐	ABSTAIN ☐

CONTROL NUMBER

Signature                                                                           Signature, if held jointly                                                                       Date                        2021.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy

Materials for the Annual Meeting of Stockholders

To view the 2021 Proxy Statement, 2020 Annual Report

and to Attend the Annual Meeting, please go to:

http://www.cstproxy.com/pae/2021

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PAE INCORPORATED

The undersigned appoints Charles D. Peiffer and Paul W. Cobb, Jr., and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of PAE Incorporated held of record by the undersigned at the close of business on April 27, 2021 at the Annual Meeting of Stockholders of PAE Incorporated to be held on June 17, 2021, or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSALS 2 AND 3, AND ONE YEAR ON PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)